UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

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PEABODY ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

March 25, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Peabody Energy Corporation, which will be held on Thursday, May 8, 2014, at 10:00 a.m., Central Time, at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri.

During this meeting, shareholders will vote on the following items:

1.	Election of 12 Directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Advisory resolution to approve named executive officer compensation; and

4.	Consideration of any other business that may properly come before the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on our business and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to our Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to ir@peabodyenergy.com.

Your understanding of and participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on May 8.

Very truly yours,

GREGORY H. BOYCE

Chairman and Chief Executive Officer

2014 NOTICE OF MEETING AND PROXY STATEMENT

PEABODY ENERGY Peabody Plaza 701 Market Street St. Louis, MO 63101-1826

NOTICE OF 2014 ANNUAL MEETING

OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its Annual Meeting of Shareholders at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri, on Thursday, May 8, 2014, at 10:00 a.m., Central Time, to:

1.	Elect 12 Directors for a one-year term;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Vote on an advisory resolution to approve named executive officer compensation; and

4.	Consider any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed March 14, 2014 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 271,326,394 shares of Common Stock outstanding.

If you own shares of Common Stock as of March 14, 2014, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

ALEXANDER C. SCHOCH

Executive Vice President Law,

Chief Legal Officer and Secretary

March 25, 2014

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

An admittance card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your Notice of Internet Availability of Proxy Materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your most recent brokerage statement) to the Annual Meeting. Please note that seating in the meeting room is limited and you may be required to view the meeting from an overflow room.

PEABODY ENERGY CORPORATION    1

2014 NOTICE OF MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1

PROXY STATEMENT SUMMARY	4
2014 Annual Meeting of Shareholders	4
Meeting Agenda and Voting Recommendations	4
Our Director Nominees	4
Governance Highlights	5
Executive Compensation Program Highlights	5
2013 Company Performance Hightlights	6
2013 Executive Compensation Program	7
Reported Compensation vs. Realizable and Realized Pay	8

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING	10

ELECTION OF DIRECTORS (ITEM 1)	14
Director Qualifications	14

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES	20
Director Independence	20
Board Attendance and Executive Sessions	20
Director Orientation and Continuing Education	21
Board Leadership Structure	21
Role of the Board in Risk Oversight	22
Committees of the Board of Directors	23

REPORT OF THE AUDIT COMMITTEE	26

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27

CORPORATE GOVERNANCE MATTERS	28
Majority Voting Bylaw	28
Communications with the Board of Directors	28
Overview of Director Nominating Process	29

OWNERSHIP OF COMPANY SECURITIES	31
Beneficial Owners of More Than Five Percent, Directors and Management	31
Section 16(a) Beneficial Ownership Reporting Compliance	32

COMPENSATION DISCUSSION AND ANALYSIS	33
Executive Summary	33
Say on Pay Results and Shareholder Outreach	33
Performance Basis of our 2013 Executive Compensation Program	34
What We Pay and Why: Elements of Compensation	35
Base Salary	35
Annual Incentive Program	35
Long-Term Equity Incentive Compensation	39
Additional Compensation Elements	41
Executive Compensation Program Changes for 2014	42

2    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

TABLE OF CONTENTS (continued)

How We Make Compensation Decisions	42
Risk Considerations	42
Responsibilities for Executive Compensation	43
Role of the Compensation Consultant and Legal Consultant	44
Compensation Comparator Group	44
Share Ownership Requirements	45
Prohibition on Hedging or Pledging Company Stock	45
Clawback Provisions	45
Transition Agreement with Mr. Boyce	45
Employment Agreements	47
Executive Severance Plan	49
Deductibility of Compensation Expenses	50

REPORT OF THE COMPENSATION COMMITTEE	51

EXECUTIVE COMPENSATION	52
Summary Compensation Table	52
Grants Of Plan-Based Awards In 2013	54
Outstanding Equity Awards At December 31, 2013	55
Option Exercises And Stock Vested In 2013	58
Pension Benefits In 2013	59
Nonqualified Deferred Compensation In 2013	61
Potential Payments Upon Termination Or Change In Control	62

DIRECTOR COMPENSATION	64
Annual Board and Committee Retainers	64
Annual Equity Compensation	64
Director Compensation for 2013	65
Share Ownership Requirements	65
Director Compensation for 2014	66

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	66

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS	67

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)	67

ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 3)	68

ADDITIONAL INFORMATION	69
Information About Shareholder Proposals	69
Householding of Proxies	69
Additional Filings	70
Costs of Solicitation	70

OTHER BUSINESS	70

PEABODY ENERGY CORPORATION    3

2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2013 operating performance, please review our Annual Report on Form 10-K.

2014 Annual Meeting of Shareholders

▪	Date and Time: May 8, 2014, 10:00 a.m., Central Time

▪	Place: The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri

▪	Record Date: March 14, 2014

▪

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

▪	Common Shares Outstanding as of Record Date: 271,326,394

▪	Registrar & Transfer Agent: American Stock Transfer & Trust Company, LLC

▪	State of Incorporation: Delaware

Meeting Agenda and Voting Recommendations

Our Board’s Recommendation
Election of Directors (page 14)	FOR each nominee
Ratification of Auditors (page 67)	FOR
Advisory resolution to approve named executive officer compensation (page 68)	FOR
Consider other business that properly comes before the meeting

Our Director Nominees

		Director Since	Principal Occupation	Committee Memberships					Other Public Company Boards
Name	Age			A	C	E	HSSE	NCG
Gregory H. Boyce	59	2005	Chairman and Chief Executive Officer			Ch			2
Robert A. Malone*	62	2009	Lead Independent Director, Former Executive Vice President, BP plc and Former Chairman and President, BP Americas Inc.		M	M			1
William A. Coley*	70	2004	Former Chief Executive Officer, British Energy Group plc		Ch	M	M		0
William E. James*	68	2001	Managing General Partner, Rockport Capital Partners LLC		M			M	1
Robert B. Karn III*	72	2003	Former Managing Partner, Arthur Andersen LLP	M	M				1
Henry E. Lentz*	69	1998	Former Managing Director, Lazard Freres & Co. LLC				M	Ch	4	**
William C. Rusnack*	69	2002	Former President and Chief Executive Officer, Premcor Inc.	Ch		M		M	2
Michael W. Sutherlin*	67	2014	Former President and Chief Executive Officer, Joy Global, Inc.				M		1

4    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

		Director Since	Principal Occupation	Committee Memberships					Other Public Company Boards
Name	Age			A	C	E	HSSE	NCG
John F. Turner*	72	2005	Former U.S. Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs				M	M	3
Sandra A. Van Trease*	53	2003	Group President, BJC Healthcare	M			Ch		1
Alan H. Washkowitz*	73	1998	Former Managing Director, Lehman Brothers Inc.	M				M	1
Heather A. Wilson*	54	2013	President, South Dakota School of Mines and Technology				M	M	0

* Independent Director

A Audit

C Compensation

E Executive

HSSE Health, Safety, Security and Environmental

NCG Nominating and Corporate Governance

M Member

Ch Chair

** Mr. Lentz will retire from the board of directors of Rowan Companies PLC on April 25, 2014.

Governance Highlights

Good corporate governance is a priority at Peabody. Highlights include:

✓	11 of 12 Director Nominees are Independent

✓	Annual Election of All Directors

✓	Majority Voting in Director Elections

✓	Lead Independent Director

✓	Structured Process for Board Risk Oversight

✓	Active Shareholder Outreach

✓	No Poison Pill

✓	Executive Compensation Clawback Policy

✓	Hedging and Pledging of Company Stock Prohibited

Executive Compensation Program Highlights

Our executive compensation practices for our named executive officers (“NEOs”) are designed to drive performance and align with our shareholders’ long-term interests. Highlights include:

✓	Conduct ongoing shareholder engagement to seek feedback on our executive compensation program, disclosure practices and corporate governance

✓	Utilize performance-based (versus time-based) equity vehicles for most NEO long-term incentive awards

✓	Provide reasonable post-employment and change in control provisions through employment agreements and an Executive Severance Plan

✓	No excise tax gross-ups in new employment agreements

✓	Conduct annual review of executive compensation program design, market competitiveness and best practices

✓	Transition away from employment agreements to “at will” employment for all executive officers

✓	Conduct periodic reviews to minimize any features of our compensation program that might encourage undue risk-taking

✓	Prohibit re-pricing of underwater stock options

✓	Periodically review executive compensation tally sheets, which summarize all current and future compensation opportunities, in making compensation decisions

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2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

✓	Maintain share ownership requirements for NEOs which reinforce our strong focus on executive stock ownership and shareholder alignment

✓	Provide limited perquisites (such as security-related travel arrangements for our Chairman and CEO, relocation and tax preparation and equalization services) only where business necessity dictates

✓

Retain an independent compensation consultant and independent legal counsel to provide guidance and support to the Compensation Committee and the independent members of the Board (the “Special Committee”)

New in 2014

✓	Included double-trigger change in control provisions in new NEO equity award agreements

✓	Updated share ownership program requirements to ensure no sales of Common Stock by an executive officer if he or she does not meet the applicable ownership level

✓	Amended our equity award plans to reflect our long-standing policy prohibiting cash buyouts of underwater stock options or stock appreciation rights

✓	Updated annual incentive performance metrics to include volume and cost components to better align performance across all global geographies

✓	Decreased annual incentive plan individual objectives weighting from 45% to 25% to further align annual incentive awards with objective safety and financial metrics

✓	Updated 2014 performance unit award metrics to include Return on Mining Assets metric at a 50% weighting to supplement and balance the total shareholder return (“TSR”) metric

✓	Revised the performance and payout range for 2014 performance unit awards to provide that the maximum payout cannot exceed 100% if TSR performance is at or above the 50th percentile but is negative

✓	Updated the compensation peer group to validate the integrity of its composition and appropriateness of use for compensation comparisons

✓

Updated the performance unit coal comparator group by adding the Market Vectors Coal Index to reflect the global nature of our business and better align comparisons between coal comparators and the S&P 500 Index (excluding financial services companies)

2013 Company Performance Highlights

In 2013, we achieved solid financial and operating results, despite market conditions that were impacted by significant price declines for most key coal products due to increased supplies globally and elevated utility inventories in the U.S.

Key safety, financial and operating highlights include:

✓	We marked a 1.87 global safety incidence rate, which was significantly better than the most comparable U.S. industry measure

✓	We delivered Adjusted EBITDA of $1.05 billion, despite lower realized pricing of nearly $800 million

✓

We implemented aggressive cost containment efforts that resulted in our lowest level of U.S. operating costs per ton in two years and reduced our Australian operating costs per ton by 4 percent to levels not seen since 2010

✓	We successfully converted four Australian mines to owner-operator status, which resulted in significant cost savings at these mines

✓	We delivered strong operating cash flows in excess of $700 million and lowered capital expenditures by 67%, allowing for more than $200 million in debt reduction during the year

✓	We refinanced our credit facility, which extended the maturity of the facility to 2018 while increasing the company’s financial flexibility and liquidity, which ended the year at $2.1 billion

✓	We increased U.S. productivity nearly 9 percent and Australian productivity 27 percent, shipping a record 35 million tons from Australia

✓	We earned 25 awards for safety, financial performance, environmental excellence and social responsibility

6    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

Among the most challenging aspects of our business are managing through short-term business cycles and sharp temporary market downturns.

In the highly cyclical coal business, markets and share values can move rapidly. Historically, this has led to significant outperformance to broader indices during strong market conditions and exaggerated underperformance during times of market weakness. Over the past decade, our annual TSR was among the top 25 performers in the applicable S&P Index in three years and also within the bottom 25 performers in three years.

Ongoing weakness in U.S. thermal and global seaborne coal prices was the largest driver of a decline in our Adjusted EBITDA and share price over the last several years. In 2013, lower coal prices resulted in declining coal equities across all major global markets. We remain well positioned in the low cost U.S. basins and high-growth Asian market, and led our NYSE-listed coal peers in coal revenues, debt reduction and cash generation in 2013.

Adjusted EBITDA, which is defined on page 37, is a financial measure that is not recognized in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation of Adjusted EBITDA to its most comparable measure under U.S. GAAP is included in Note 27, “Segment and Geographic Information”, of the consolidated financial statements included in our 2013 Annual Report to Shareholders.

2013 Executive Compensation Program

For 2013, the principal components of NEO compensation were:

1.	Annual base salary;

2.	Annual cash incentive compensation;

3.	Long-term equity incentives; and

4.	Retirement and other broad-based benefit programs provided on the same basis as other employees.

The graph below illustrates the mix of target compensation determined by the Compensation Committee and the Special Committee (the “Committees”). For purposes of the graph, target compensation includes base salary and target annual incentive and long-term incentive awards, and excludes special awards such as the restricted stock units granted to our Chairman and CEO pursuant to his April 2013 transition agreement with us. These special awards are intended to facilitate an effective leadership succession and are not part of our regular compensation program.

Compared with the Industrial comparator group described on page 44, a greater portion of our target total direct compensation program is performance based and at-risk. The Committees believe that this overall mix provides an effective delivery of total compensation that:

▪	Encourages retention, engagement and alignment of NEO compensation;

▪	Delivers competitive compensation with variable and performance-based elements exceeding market benchmarks only when performance is strong; and

▪	Maintains a strong link to our performance and shareholder returns through a balanced incentive program whereby a majority of compensation is significantly at risk.

PEABODY ENERGY CORPORATION    7

2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

In 2013, our NEOs achieved annual cash incentive payouts ranging from 90% to 105% of target, based on our performance against the Adjusted EBITDA, Adjusted Diluted EPS and safety incident rate targets discussed on page 36 as well as performance against individual goals as discussed on pages 37-38.

With respect to our performance unit program, our NEOs achieved target performance consistent with our three-year TSR performance relative to our coal comparator group and the Standard & Poor’s 500 Index (excluding financial services companies) during the 2011-2013 performance period, and our performance against our Return on Capital targets over the same period, all as described on pages 58-59. However, due to the decline in our share price during the performance period, the value of the shares awarded was only 30% of the grant date target value.

At December 31, 2013, all stock options held by our NEOs other than Mr. Kellow were “out of the money” and therefore had no currently realizable value.

The Committees believe that the link between our direct compensation program and shareholder returns is best illustrated by comparing our Chairman and CEO’s compensation as reported in the Summary Compensation Table (“SCT”) on page 52 and his realizable and realized pay during 2011, 2012 and 2013.

Reported Compensation vs. Realizable and Realized Pay

Pay reported in the SCT is the total targeted compensation of an NEO in a given calendar year. While the amounts shown in the SCT reflect the grant-date value of equity awards received by an NEO, they do not reflect the impact of stock price performance on realizable and realized compensation which may be considerably more or less based on actual stock price performance.

Realizable and realized compensation better illustrate the alignment between actual total compensation and the shareholder experience, as measured by TSR. The vast majority of SCT compensation is an incentive for future performance and realizable only if we meet or exceed the applicable performance measures. We believe this supplemental information is important because it highlights the differences between SCT compensation and both realizable and realized pay, and the alignment of realizable and realized pay to shareholder value.

Our Chairman and CEO’s SCT compensation includes the first of three $1 million restricted stock unit awards to be made pursuant to his April 2013 transition agreement with us. These awards are intended to facilitate an effective leadership succession and are not part of our regular compensation program.

8    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT SUMMARY (continued)

The following graph illustrates the difference between SCT compensation, realizable pay and realized pay for our Chairman and CEO during 2011, 2012 and 2013. Average three-year total compensation is presented and displays a high level of performance-based and at-risk pay. Average realizable and realized pay was below SCT compensation by 48% and 44%, respectively, for this three-year period. During this same three-year period, our average TSR was a negative 31.9%.

Chairman & CEO Total Compensation

(as reported in Summary Compensation Table vs. Realizable and Realized Pay)

CEO Pay Versus Performance	2011	2012	2013	3-Yr Avg	% Difference from 3-Yr Avg SCT
SCT Compensation	$10.2	$9.5	$10.8	$10.2	—
Realizable Pay	$4.9	$4.9	$6.2	$5.3	(48.0)%
Realized Pay	$8.8	$4.6	$3.8	$5.7	(44.1)%
Total Shareholder Return	(47.9)%	(18.6)%	(25.4)%	(31.9)%	—

Compensation values are in millions

Measurement	Definition
SCT Compensation	Amount as reflected in the “Total” column of the SCT.
Realizable Pay

Sum of salary, paid annual incentive, paid performance based equity awards granted in the performance period, target value of unvested performance based equity awards granted in the performance period, value of vested or unvested restricted stock or restricted stock units granted in the performance period, “in-the-money” value of vested or unvested stock options granted in the performance period and all other compensation as indicated in the SCT; all equity awards are valued at the closing stock price on December 31, 2013.

Realized Pay

Sum of salary, paid annual incentive, value received from vested equity awards during the measurement period (irrespective of when such awards were granted), and all other compensation as indicated in the SCT.

PEABODY ENERGY CORPORATION    9

2014 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2013 Annual Report to Shareholders, by providing access to them via the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Some shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.

Q:	Why am I receiving these materials?

A:

We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our solicitation of proxies to be voted at our Annual Meeting of Shareholders, which will take place on May 8, 2014. These materials were first made available on the Internet or mailed to shareholders on or about March 25, 2014. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

▪	Our Proxy Statement for the Annual Meeting; and

▪	Our 2013 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials, they also include the proxy/voting instruction card for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

▪

Election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease, Alan H. Washkowitz and Heather A. Wilson as directors for a one-year term;

▪	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

▪	Advisory resolution to approve named executive officer compensation; and

▪	Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

▪

FOR the election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease, Alan H. Washkowitz and Heather A. Wilson as directors (Item 1);

▪	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Item 2); and

▪	FOR the advisory resolution to approve named executive officer compensation (Item 3).

10    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

Q:	Will any other matters be voted on?

A:

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Henry E. Lentz, Alexander C. Schoch and Kenneth L. Wagner to vote on such matters in his discretion.

Q:	How do I vote?

A:

If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

▪	Via the Internet, by visiting the website “www.proxyvote.com” and following the instructions for Internet voting on your Notice or proxy/voting instruction card;

▪	By dialing 1-800-690-6903 and following the instructions for telephone voting on your Notice or proxy/voting instruction card;

▪	If you received your proxy materials by mail, by completing and mailing your proxy/voting instruction card; or

▪	By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 P.M. Central Time on May 7, 2014. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account on the record date of March 14, 2014, you will receive a single Notice or proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 10:59 P.M. Central Time on May 5, 2014, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone or by completing and returning a proxy/voting instruction card. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone or return your signed proxy/voting instruction card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted for all matters in accordance with the voting recommendations of the Board of Directors.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our U.S. Employee Stock Purchase Plan are held in street name by Computershare, the plan administrator.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

PEABODY ENERGY CORPORATION    11

2014 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

▪	Submitting a valid, later-dated proxy/voting instruction card;

▪	Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on May 7, 2014;

▪	Notifying our Corporate Secretary in writing that you have revoked your proxy; or

▪	Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 10:59 P.M. Central Time on May 5, 2014 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated voting instruction card, or by delivering a written revocation of your voting instructions to Vanguard.

If your shares are held in a brokerage account in your broker’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.

Q:	Is my vote confidential?

A:

Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

▪	When disclosure is required by law;

▪	During any contested solicitation of proxies; or

▪	When written comments by a shareholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:

If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe that the only proposal that will be considered routine under NYSE rules is Item 2, which means that your broker may vote your shares in its discretion on that item. This is known as “broker discretionary voting.”

The election of directors (Item 1) and Item 3 are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these matters if you have not provided instructions. This is called a “broker non-vote.”

We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:

Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you vote by Internet or telephone or send in a completed proxy/voting instruction card before 10:59 P.M. Central Time on May 5, 2014. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which Vanguard receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:

Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING (continued)

Q:	What vote is required to approve the proposals?

A:

In the election of directors, the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election in order for such nominee to be elected. Votes cast include votes to withhold authority with respect to a nominee’s election. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 28.

The proposals to ratify the appointment of Ernst & Young LLP (Item 2) and to approve the advisory resolution on named executive officer compensation (Item 3) will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will count as a vote against these proposals, and broker non-votes will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	What does it mean if I receive more than one notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who may attend the Annual Meeting?

A:	All Peabody Energy Corporation shareholders as of March 14, 2014 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:

An admittance card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. The registration desk will open at 9:00 a.m. and the meeting will begin at 10:00 a.m. Please note that seating in the meeting room is limited and shareholders may be required to view the meeting from an overflow room.

If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

PEABODY ENERGY CORPORATION    13

2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1)

The Board of Directors has nominated Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, Michael W. Sutherlin, John F. Turner, Sandra A. Van Trease, Alan H. Washkowitz and Heather A. Wilson for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

The Board of Directors recommends that you vote “FOR” the Director nominees named above.

Director Qualifications

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

➢	Broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

➢	The highest personal and professional ethics, integrity and values;

➢	Commitment to representing our long-term interests and those of all of our shareholders;

➢	An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

➢	Expertise that is useful to us and complementary to the background and experience of other Board members; and

➢	Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Board believes that all of our directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including the coal industry, related energy industries, engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management.

We believe that the Board as a whole and each of our directors individually possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve our best interests and the best interests of our shareholders.

GREGORY H. BOYCE Age: 59 Director Since: March 2005	Board Committees: Executive	Other Public Directorships: Marathon Oil Corporation Monsanto Company

Mr. Boyce was named Chief Executive Officer Elect of the Company in March 2005, assumed the position of Chief Executive Officer in January 2006 and was elected Chairman by the Board of Directors in October 2007. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company from October 2003 to December 2005. He previously served as Chief Executive — Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. Mr. Boyce has extensive engineering and operating experience with Kennecott. He is Chairman of the Coal Industry Advisory Board of the International Energy Agency and is a former Chairman of the National Mining Association. Mr. Boyce serves on the Board of Directors of the U.S. China Business Council, and is a member of the Business Council, Business Roundtable and the National Coal Council. He is a member of the Board of Trustees of Washington University in St. Louis and the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering. He is also President of the Board for Variety — The Children’s Charity of St. Louis and is a member of the Board of Commissioners of the St. Louis Science Center.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

Mr. Boyce’s extensive experience in the global energy and mining industries, combined with his drive for innovation and excellence, make him highly qualified to serve as our Chairman and Chief Executive Officer.

WILLIAM A. COLEY Age: 70 Director Since: March 2004	Board Committees: Compensation (Chair) Executive Health, Safety, Security and Environmental	Other Public Directorships: None Former Public Directorships: British Energy Group plc CT Communications, Inc. SouthTrust Bank

From March 2005 to July 2009, Mr. Coley served as Chief Executive Officer and Director of British Energy Group plc, the United Kingdom’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from Georgia Institute of Technology and is a registered professional engineer. He is also a director of two private companies, E. R. Jahna Enterprises and Ontario Power Generation.

Mr. Coley’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive and Health, Safety, Security and Environmental Committees and as Chairman of its Compensation Committee.

WILLIAM E. JAMES Age: 68 Director Since: July 2001	Board Committees: Compensation Nominating and Corporate Governance	Other Public Directorships: Micro Seismic Inc. Former Public Directorships: Ener1, Inc.

Since July 2000, Mr. James has been co-founder and Managing General Partner of RockPort Capital Partners LLC, a venture capital fund specializing in energy and power, advanced materials, process and prevention technologies, transportation and green building technologies. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, the nation’s first and a leading power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit holding company, from 1987 to 1996.

Mr. James’ executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Nominating and Corporate Governance Committees.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

ROBERT B. KARN, III Age: 72 Director Since: January 2003	Board Committees: Audit Compensation

Other Public Directorships:

    Natural Resource Partners L.P.

Investment Company Directorships:

    Kennedy Capital Management     Numerous NYSE-listed closed         end mutual and exchange         traded funds under the         Guggenheim Financial

        Family of Funds

Former Investment Company Directorships:

    Fiduciary/Claymore Dynamic         Equity Fund

Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of the global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel Arbitrator with the American Arbitration Association.

Mr. Karn’s extensive experience in accounting, auditing and financial matters, together with his service on other boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit and Compensation Committees.

HENRY E. LENTZ Age: 69 Director Since: February 1998	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance (Chair)

Other Public Directorships:

    Rowan Companies, Inc.

        (non-executive Chairman)*

    CARBO Ceramics, Inc.

    Macquarie Infrastructure         Company

    WPX Energy, Inc.

*Mr. Lentz is retiring from this

position and the Rowan board of directors on April 25, 2014.

Mr. Lentz served as a Managing Director of Lazard Frères & Co, an investment banking firm, from June 2009 to May 2011. He was a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers Inc., an investment banking firm (“Lehman Brothers”), from September 2008 to June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group.

Mr. Lentz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental Committee and as Chairman of its Nominating and Corporate Governance Committee.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

ROBERT A. MALONE Age: 62 Director Since: July 2009	Board Committees: Compensation Executive Lead Independent Director	Other Public Directorships: Halliburton Company

Mr. Malone was elected as President and Chief Executive Officer of the First National Bank of Sonora, Texas in October 2009. He is a Retired Executive Vice President of BP plc and the Retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the U.S. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. Mr. Malone previously served in senior positions with Kennecott Copper Corporation. He is also a director of two private companies, the First National Bank of Sonora and INTERA Incorporated.

Mr. Malone’s executive operating experience, including crisis management and safety performance, and mining, engineering and energy industry experience, together with his service on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Executive Committees and as our Lead Independent Director.

WILLIAM C. RUSNACK Age: 69 Director Since: January 2002	Board Committees: Audit (Chair) Executive Nominating and Corporate Governance	Other Public Directorships: Sempra Energy Flowserve Corporation Former Public Directorships: Solutia Inc.

Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the U.S. prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning.

Mr. Rusnack’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive and Nominating and Corporate Governance Committees and as Chairman of its Audit Committee.

MICHAEL W. SUTHERLIN Age: 67 Director Since: January 2014	Board Committees: Health, Safety, Security and Environmental	Other Public Directorships: Tesco Corporation Former Public Directorships: Joy Global, Inc.

Mr. Sutherlin is the former President and Chief Executive Officer of Joy Global Inc., a mining equipment and services provider, having served in that position from 2006 to 2013. From 2003 to 2006, he served as Executive Vice President of Joy Global, Inc. and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy Global Inc., Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc.

Mr. Sutherlin’s executive operating experience and industry experience, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental Committee.

PEABODY ENERGY CORPORATION    17

2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

JOHN F. TURNER Age: 72 Director Since: July 2005	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance	Other Public Directorships: International Paper Company American Electric Power Company, Inc. Ashland, Inc.

Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves as a consultant to The Conservation Fund. Mr. Turner also serves as Chairman of the University of Wyoming, Ruckelshaus Institute of Environment and Natural Resources.

Mr. Turner’s extensive experience in international, environmental, regulatory and governmental affairs and public policy, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

SANDRA A. VAN TREASE Age: 53 Director Since: January 2003	Board Committees: Audit Health, Safety, Security and Environmental (Chair)	Other Public Directorships: Enterprise Financial Services Corporation

Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002 and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant.

Ms. Van Trease’s executive management, health care and accounting experience, together with her experience in serving on another public company board of directors, make her a valued advisor and highly qualified to serve as a member of the Board and its Audit Committee and as Chairman of its Health, Safety, Security and Environmental Committee.

ALAN H. WASHKOWITZ Age: 73 Director Since: May 1998	Board Committees: Audit Nominating and Corporate Governance	Other Public Directorships: L-3 Communications Corporation

Mr. Washkowitz was a Managing Director of Lehman Brothers and part of the firm’s Merchant Banking Group, responsible for oversight of Lehman Brothers Merchant Banking Partners, until his retirement in 2005. He joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers’ Financial Restructuring Group.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS (ITEM 1) (continued)

Mr. Washkowitz’s experience in investment banking and financial matters, together with his experience in serving on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit and Nominating and Corporate Governance Committees.

HEATHER A. WILSON Age: 54 Director Since: August 2013	Board Committees: Health, Safety, Security and Environmental Nominating and Corporate Governance	Other Public Directorships: None

Dr. Wilson has served as President of the South Dakota School of Mines and Technology since June 2013. During 2011 and 2012, Dr. Wilson was a candidate for election to the U.S. Senate. From 2009 to 2011, she served as President of the consulting firm of Heather Wilson & Company. From 1998 to 2009, Dr. Wilson served as a member of the U.S. House of Representatives, where she served as a senior member of the House Energy and Commerce Committee and Chair of the House Intelligence Subcommittee on Technical and Tactical Intelligence. Prior to that time, Dr. Wilson served as Cabinet Secretary for the State of New Mexico Children, Youth and Families Department, as founder and President of Keystone International, Inc., a company dedicated to international business development, and as Staff Director of Defense Policy and Arms Control for the National Security Council. She is a former U.S. Air Force officer. Dr. Wilson is also a director of a private company, Seeker Aircraft America, Inc.

Dr. Wilson’s experience in government, strategy and global affairs and intelligence make her a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the NYSE, the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (such as in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with us, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all directors other than Mr. Boyce are independent. None of the directors other than Mr. Boyce receives any compensation from us other than customary director and committee fees.

Mr. Rusnack, Mr. Turner, Ms. Van Trease and Dr. Wilson and/or their immediate family members serve as directors, officers or trustees of charitable organizations to which we made contributions in the normal course of our charitable contributions program. After careful consideration, the Board determined that these contributions do not impair, or appear to impair, the independent judgment of these directors.

Mr. Turner currently serves as a member of the board of directors of American Electric Power, Inc. which is one of our customers. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Turner’s independent judgment.

From June 2009 to May 2011, Mr. Lentz served as a Managing Director of Lazard Frères & Co. Lazard’s only business relationships with us are as the manager of one of the 35 mutual fund options in our 401(k) plans and as our financial advisor in connection with the bankruptcy of Patriot Coal Corporation. After careful consideration, the Board has determined that the relationship with Lazard Frères & Co. does not impair, or appear to impair, the independent judgment of Mr. Lentz.

Until December 2013, Mr. Sutherlin was the President and Chief Executive Officer of Joy Global, Inc., which is one of our suppliers. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Sutherlin’s independent judgment.

Board Attendance and Executive Sessions

The Board of Directors met seven times in 2013. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and average attendance was 96%.

Pursuant to our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. During 2013, our non-management directors met in executive session seven times. Prior to March 2013, the chair of each executive session rotated among the chairs of the Audit Committee, Compensation Committee, Health, Safety, Security and Environmental Committee and Nominating and Corporate Governance Committee. Beginning in March 2013, our executive sessions were chaired by our Lead Independent Director, Mr. Malone.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. All 10 directors who were elected to the Board at the 2013 Annual Meeting of Shareholders were in attendance.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require that each new director participate in a director orientation program which includes presentations by senior management to familiarize the new director with our strategic plans, our significant financial, accounting and risk management issues, our compliance program, our Code of Business Conduct and Ethics, our principal officers and our internal and independent auditors.

On an ongoing basis, our directors receive continuing education through presentations at Board meetings as well as regular visits to our significant mining operations. In addition, directors are required to attend an approved director education program at least once every three years.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer (“CEO”) to be filled by different individuals. The Board of Directors deliberates and decides, each time it selects a CEO, whether the roles should be combined or separate, based upon our needs at that time. Mr. Boyce has led our Company as CEO since January 2006, and was appointed to the additional role of Chairman in October 2007. The Board believes that Mr. Boyce’s management of our complex operations on a day-to-day basis provides him with first-hand knowledge of the opportunities and challenges facing us, which, together with his qualifications and experience, position him to best lead productive discussions of the Board and help ensure effective risk oversight for the Company. The Board believes that we and our shareholders remain best served by having Mr. Boyce assume the responsibilities of Chairman in addition to his responsibilities as CEO.

In conjunction with our ongoing succession planning process, we entered into a Transition Agreement with Mr. Boyce in April 2013. That agreement calls for Mr. Boyce to remain in the position of Chairman and CEO through December 31, 2014 or such earlier date as his successor as CEO is appointed. Upon appointment of the new CEO and continuing until the earlier of the appointment of Mr. Boyce’s successor as Chairman and December 31, 2015, Mr. Boyce will continue as a full-time employee in the position of Executive Chairman. The Board has not yet determined whether the Chairman and CEO roles will be combined or separate after Mr. Boyce’s retirement.

Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Boyce and 11 independent directors. With the exception of the Executive Committee, which is chaired by Mr. Boyce, all Board committees are chaired by and composed entirely of independent directors.

In 2013, the Board created the role of Lead Independent Director and appointed Mr. Malone to serve in that capacity for a one-year term. He was reelected to that position in March 2014. The duties of the Lead Independent Director are to:

➢	Preside at all meetings of the Board at which the Chairman is not present;

➢	Immediately assume the role of Crisis Event Director under our Crisis Board Communications Plan and to serve in such role pending any further determination by the Board;

➢	Serve as Interim Chairman of the Board if the Chairman and CEO is incapacitated due to a CEO Emergency Event, as defined in our Crisis Board Communications Plan;

➢	Organize, convene and preside over executive sessions of the independent directors and over meetings of the independent directors;

➢	Serve as liaison between the independent directors and the Chairman and CEO for promptly communicating to the Chairman and CEO feedback and direction discussed in executive sessions;

➢

In an executive session, each year, call and facilitate the discussion of the independent directors to evaluate the performance of the Chairman and CEO. With the Chair of the Compensation Committee, he/she communicates the content and results of the evaluation to the Chairman and CEO;

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2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

➢	Advise and concur with the Chairman and CEO on the quality, quantity and timeliness of information sent to the Board and on the agenda items and timeframes for discussion;

➢	Facilitate the independent directors’ approval of the number and frequency of meetings of the Board;

➢	Authorize the retention of outside advisors and consultants who report directly to the independent directors on Board-wide issues;

➢

If requested by the Chairman and CEO, or with direction from the independent directors, ensure that he or she is available, when appropriate, for consultation and direct communication with external constituencies; and

➢	Perform such other duties as may be assigned from time to time by the independent directors.

The Board believes that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management. In addition, the Board believes that the strength of our corporate governance structure is such that the combination of the roles of Chairman and CEO does not in any way limit the Board’s oversight of our CEO.

Role of the Board in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and shareholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis.

While the Board is ultimately responsible for risk oversight, committees of the Board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Health, Safety, Security and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security and environmental objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.

22    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

Committees of the Board of Directors

The members of the Board and the committees of the Board on which they serve as of the date of this Proxy Statement are identified below.

	Audit Committee	Compensation Committee	Executive Committee	Health, Safety, Security and Environmental Committee	Nominating and Corporate Governance Committee
Gregory H. Boyce			Ch
William A. Coley		Ch	M	M
William E. James		M			M
Robert B. Karn III	M	M
Henry E. Lentz				M	Ch
Robert A. Malone		M	M
William C. Rusnack	Ch		M		M
Michael W. Sutherlin				M
John F. Turner				M	M
Sandra A. Van Trease	M			Ch
Alan H. Washkowitz	M				M
Heather A. Wilson				M	M
Number of Meetings in 2013	10	6	0	9	7

M Member

Ch Chair

A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement.

The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee, Compensation Committee, Health, Safety, Security and Environmental Committee and Nominating and Corporate Governance Committee are independent under NYSE and SEC rules. The Board also has determined that each of the members of the Audit Committee (Messrs. Rusnack, Karn and Washkowitz and Ms. Van Trease) is an “audit committee financial expert” under SEC rules.

In addition to the risk oversight responsibilities outlined on page 22, the primary functions of each committee are as follows:

Audit Committee

➢

Assist the Board in fulfilling its oversight responsibility with respect to: (a) the quality and integrity of our financial statements and financial reporting processes; (b) our systems of internal accounting and financial controls and disclosure controls; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of our internal audit function and independent registered public accounting firm; and (e) compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board;

➢	Appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

➢	Approve all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;

➢	Ensure that we maintain an internal audit function and review the appointment of the senior internal audit team;

➢

Meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

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2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

➢

Oversee our financial reporting process and review in advance of filing or issuance our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders and earnings press releases;

➢	Review our guidelines and policies with respect to risk assessment and risk management, and our major financial risk exposures and steps management has taken to monitor and control such exposures; and

➢	Make regular reports on its activities to the Board.

Compensation Committee

➢

Annually review and recommend to the Special Committee the corporate goals and objectives relevant to compensation of our Chairman and CEO, initiate the evaluation by the Board of the Chairman and CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the Chairman and CEO’s compensation levels based on this evaluation;

➢	Annually review with the Chairman and CEO the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

➢

Annually review and approve for the NEOs and recommend for our Chairman and CEO base salary, annual incentive opportunity and long-term incentive opportunity, stock ownership requirements and, as appropriate, employment agreements, severance arrangements, retirement and other post-employment benefits, change in control provisions and any special supplemental benefits;

➢	Approve annual incentive awards for executive officers other than the Chairman and CEO;

➢	Oversee our annual and long-term incentive programs;

➢	Periodically assess our director compensation program and stock ownership requirements and, when appropriate, recommend modifications for Board consideration; and

➢	Make regular reports on its activities to the Board.

Executive Committee

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

➢	Amending our certificate of incorporation and bylaws;

➢	Adopting an agreement of merger or consolidation;

➢	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

➢	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

➢	Declaring a dividend;

➢	Issuing stock;

➢	Filling vacancies on the Board;

➢	Appointing members of Board committees; and

➢	Changing major lines of business.

Health, Safety, Security and Environmental Committee

➢	Review with management our significant risks or exposures in the health, safety, security and environmental areas, and steps taken by management to address such risks;

➢	Review our health, safety, security and environmental objectives, policies and performance, including processes to ensure compliance with applicable laws and regulations;

➢	Review our efforts to advance our progress on sustainable development;

➢	Review and discuss with management any material noncompliance with health, safety, security and environmental laws, and management’s response to such noncompliance;

➢	Review and recommend approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;

➢	Consider and advise the Board on health, safety, security and environmental matters and sustainable development;

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2014 NOTICE OF MEETING AND PROXY STATEMENT

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES (continued)

➢	Consider and advise the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security or environmental matters;

➢

Review and discuss significant legislative, regulatory, political and social issues and trends that may affect our health, safety, security and environmental management process and system and management’s response to such matters; and

➢	Make regular reports on its activities to the Board.

Nominating and Corporate Governance Committee

➢	Identify, evaluate and recommend qualified candidates for election to the Board;

➢	Advise the Board on matters related to corporate governance;

➢	Assist the Board in conducting its annual assessment of Board performance;

➢	Recommend the structure, composition and responsibilities of other Board committees;

➢	Advise the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions and lobbying);

➢	Ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

➢	Provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

➢	Review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

➢	Monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

➢	Review and make recommendations to the Board in conjunction with the Chairman and CEO, as appropriate, with respect to executive officer succession planning and management development; and

➢	Make regular reports on its activities to the Board.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2013 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting. Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and expressing an opinion on the Company’s financial statements in accordance with U.S. generally accepted accounting principles, and on the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including PCAOB Interim Auditing Standard AU Section 380, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee has received written management representation letter disclosures and a letter from Ernst & Young regarding the independent registered public accounting firm’s independence, and has discussed with Ernst & Young its independence from management and the Company. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR

ROBERT B. KARN III

SANDRA A. VAN TREASE

ALAN H. WASHKOWITZ

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2014 NOTICE OF MEETING AND PROXY STATEMENT

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012. The following fees were paid to Ernst & Young for services rendered during our last two fiscal years:

➢

Audit Fees: $4,897,000 (for the fiscal year ended December 31, 2013) and $5,586,000 (for the fiscal year ended December 31, 2012) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations.

➢

Audit-Related Fees: $244,000 (for the fiscal year ended December 31, 2013) and $297,500 (for the fiscal year ended December 31, 2012) for assurance-related services for audits of employee benefit plans (2012 only), internal control reviews, due diligence services associated with acquisitions or divestitures, and other attest services not required by statute.

➢	Tax Fees: $1,171,000 (for the fiscal year ended December 31, 2013) and $1,327,000 (for the fiscal year ended December 31, 2012) for tax compliance, tax advice and tax planning services.

➢	All Other Fees: $2,000 (for the fiscal year ended December 31, 2013) and $2,000 (for the fiscal year ended December 31, 2012) for fees related to an on-line research tool.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court if we are in bankruptcy) and (12) tax services to any of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).

During the fiscal years ended December 31, 2013 and 2012, all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Peabody Energy. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to our directors, CEO, Chief Financial Officer, Controller and all salaried Company personnel.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote our best interests and the best interests of our shareholders.

Majority Voting Bylaw

In July 2007, the Board of Directors amended our bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast include votes to withhold authority with respect to that nominee’s election.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board, individual directors, Committee Chairs and/or the Lead Independent Director (collectively, “Shareholder Communications”).

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Shareholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, a Committee Chair or the Lead Independent Director, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS (continued)

If a Shareholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to our Chief Legal Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will promptly forward a copy of such Shareholder Communication to the Chairman of the Audit Committee and, if appropriate, the Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Shareholder Communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Lead Independent Director. The Corporate Secretary will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks and/or harassment.

At our Annual Meeting, shareholders will have an opportunity to communicate with the Board, individual directors, Committee Chairs or the Lead Independent Director.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including engineering, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:

➢	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

➢	Name, age and address of candidate;

➢

A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

➢	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications described below;

➢	A description of any arrangements or understandings between the shareholder and the candidate; and

➢	A signed statement from the candidate confirming his/her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2015 Annual Meeting. Those procedures are described on page 71 under the heading “Information About Shareholder Proposals.”

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2014 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS (continued)

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the criteria listed on page 14 under the heading “Director Qualifications.”

While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in professional experience, geographic origin, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are taken into account by the Committee in assessing potential new directors.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search. Dr. Wilson, who was elected to the Board in August 2013, and Mr. Sutherlin, who was elected to the Board in January 2014, were brought to the Committee’s attention by an independent third-party search firm.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2014 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)	Percent of Class(5)
FMR LLC(6) 245 Summer Street Boston, MA 02210	30,422,859	11.2%
The Vanguard Group(7) 100 Vanguard Blvd. Malvern, PA 19355	17,917,521	6.6%
BlackRock, Inc.(8) 40 East 52nd Street New York, NY 10022	15,510,339	5.7%
Gregory H. Boyce	1,193,368	*
William A. Coley	24,783	*
Michael C. Crews	193,258	*
Eric Ford (9)	172,592	*
William E. James	37,273	*
Robert B. Karn III	26,062	*
Glenn L. Kellow	0	*
Henry E. Lentz	20,707	*
Robert A. Malone	5,102	*
Charles F. Meintjes	106,867	*
William C. Rusnack	30,067	*
Michael W. Sutherlin	0	*
John F. Turner	19,678	*
Sandra A. Van Trease	29,869	*
Alan H. Washkowitz	26,766	*
Heather A. Wilson	0	*
All directors and executive officers as a group (21 people)	2,568,064	*

(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2014, as follows: Mr. Boyce, 871,054; Mr. Coley, 7,521; Mr. Crews, 90,836; Mr. James, 12,046; Mr. Karn, 7,521; Mr. Lentz, 7,521; Mr. Meintjes, 12,190: Mr. Rusnack, 7,521; Mr. Turner, 7,413; Ms. Van Trease, 7,521; Mr. Washkowitz, 16,377; and all directors and executive officers as a group, 1,385,212. Also includes restricted stock that remains unvested as of March 1, 2014 as follows: Mr. Crews, 41,356; Mr. Ford, 12,019; Mr. Meintjes, 67,322; and all directors and executive officers as a group, 244,218.

(4)

Excludes deferred stock units held by our non-employee directors as of March 1, 2014, as follows: Mr. Coley, 18,714; Mr. James, 15,268; Mr. Karn, 21,711; Mr. Lentz, 16,703; Mr. Malone, 15,268; Mr. Rusnack, 14,713; Mr. Sutherlin, 7,382; Mr. Turner, 15,268; Ms. Van Trease, 18,621; Mr. Washkowitz, 15,268; Dr. Wilson, 10,342; and all directors and executive officers as a group, 211,830. Also excludes restricted stock units as of March 1, 2014 as follows: Mr. Boyce, 101,027; Mr. Kellow, 110,803; and all directors and executive officers as a group, 227,314.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

OWNERSHIP OF COMPANY SECURITIES (continued)

(5)

Applicable percentage ownership is based on 271,321,678 shares of Common Stock outstanding at March 1, 2014. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(6)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC in which it reported sole voting power as to 510,792 shares and sole dispositive power as to 30,422,859 shares as of December 31, 2013. Includes 3,125,719 shares issuable within 60 days after March 1, 2014, pursuant to the Peabody Energy Corporation Convertible Junior Subordinated Debentures due 2066.

(7)

This information is based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group in which it reported sole voting power as to 441,383 shares, sole dispositive power as to 17,503,438 shares and shared dispositive power as to 414,083 shares as of December 31, 2013.

(8)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2014 by BlackRock, Inc., in which it reported sole voting power as to 13,021,000 shares and sole dispositive power as to 15,510,339 shares as of December 31, 2013.

(9)	Mr. Ford’s beneficial ownership is as of the date of his retirement from Peabody, which was January 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers and directors and persons beneficially holding more than ten percent of our Common Stock are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2013, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed for such fiscal year except that Jeane L. Hull was late in filing a Form 4 to report the forfeiture by her husband of time-based restricted stock upon his retirement from the Company, and Alexander C. Schoch was late in filing a Form 4 to report the purchase of stock through our 401(k) plan. The required reports were promptly filed when the errors were discovered.

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Compensation Discussion and Analysis

Executive Summary

In 2013, we achieved solid financial and operating results, despite market conditions that were impacted by significant price declines for most key coal products due to increased supplies globally and elevated utility inventories in the U.S. Notwithstanding these challenging market conditions, we delivered a number of notable accomplishments, including equaling our record 2012 global safety incidence rate, increasing productivity, reducing costs, lowering capital investments, generating solid cash flow and repaying debt.

We believe that our compensation decisions reflect a balanced and responsible pay approach. The Compensation Committee and the independent members of the Board of Directors (the “Special Committee”) have responsibility for oversight of Peabody’s executive compensation framework and, within that framework and working with senior management, aligning pay with performance and creating incentives that reward responsible risk-taking, while also considering the environment in which compensation decisions are made.

Say on Pay Results and Shareholder Outreach

At the 2013 Annual Meeting of Shareholders, 77.5% of the votes cast were in favor of the advisory vote to approve NEO compensation, commonly known as “Say on Pay”. While representing majority support for our executive compensation program, this result is less than desired. We are committed to achieving higher support through our outreach efforts, incorporation of investor input into our executive compensation program, disclosure practices and corporate governance and implementation of best practices.

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Compensation Discussion and Analysis (continued)

Following our 2013 Say on Pay vote, we reached out to a number of our shareholders in an effort to:

▪	Better understand the underlying reasons for our Say on Pay vote

▪	Identify any concerns they may have with our executive compensation program

▪	Obtain their input on how our executive compensation program, disclosure practices and corporate governance may be strengthened

Seven of those shareholders (owning approximately 25% of our outstanding stock measured at June 30, 2013) elected to have at least one telephonic meeting with us. The feedback from our outreach effort showed that shareholders are generally supportive of our executive compensation program, but want greater transparency around program structure and the linkage between pay and performance.

The Compensation Committee believes the core design elements of our executive compensation programs are effective at attracting, retaining and incentivizing senior management. This belief has been validated by review of our programs against the market. However, we are working to enhance program design, incorporate best practices and provide greater transparency regarding our program and the link between pay and performance.

At the Annual Meeting, shareholders will again have the opportunity to vote on an advisory resolution on NEO compensation (See Item 3). While this vote is nonbinding, the Compensation Committee highly values this input and will fully consider the outcome of the vote, along with other factors, when making future compensation decisions for the NEOs.

Performance Basis of Our 2013 Executive Compensation Program

Decisions regarding compensation made by the Compensation Committee and the Special Committee during 2013 reflected our operating environment and results. Our compensation philosophy and programs are based on the following core principles: pay-for-performance, shareholder alignment through stock ownership and competitive compensation opportunities.

In 2013, the Compensation Committee reviewed our executive compensation program to determine whether it appropriately aligns pay and performance and links officer activities and performance with shareholder interests. The analysis indicated that our 2013 executive compensation program aligned well with our compensation philosophy and our performance.

For 2013, the performance-based portion of compensation for NEOs consisted of an annual cash incentive opportunity, stock options and performance units awarded as part of our Long-Term Incentive Plan. Annual incentive plan payouts were contingent on meeting certain goals for Adjusted EBITDA, Adjusted Diluted Earnings Per Share, safety and individual goals. For 2013, our NEOs achieved annual cash incentive payouts ranging from 90% to 105% of target.

With respect to our performance unit program, our NEOs achieved target performance consistent with our three-year TSR relative to coal industry comparators and the Standard & Poor’s 500 Index (excluding financial services companies) during the 2011-2013 performance period, and our performance against our Return on Capital targets over the same period. However, due to the decline in our share price during the performance period, the value of the shares awarded was only 30% of the grant date target value.

At December 31, 2013, all stock options held by our NEOs other than Mr. Kellow were “out of the money” and therefore had no currently realizable value.

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Compensation Discussion and Analysis (continued)

The following discussion provides detail regarding our executive compensation program and 2013 compensation arrangements for each of our NEOs.

Named Executive Officer	Title
Gregory H. Boyce	Chairman and Chief Executive Officer
Glenn L. Kellow	President and Chief Operating Officer
Eric Ford	Executive Vice President—Office of the CEO (1)
Michael C. Crews	Executive Vice President and Chief Financial Officer
Charles F. Meintjes	President—Australia
(1)

Mr. Ford served in the role of Chairman Australia until September 2013, after which he transitioned to the role of Executive Vice President-Office of the Chief Executive Officer until his retirement on January 31, 2014.

What We Pay and Why: Elements of Compensation

We have three elements of total direct compensation: base salary, annual incentive compensation and long-term equity compensation. As illustrated in the chart on page 8, in 2013, 86% and 68%, respectively of reported total direct compensation for our Chairman and CEO and other NEOs was performance-based and not guaranteed.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salary for our Chairman and CEO is recommended by the Compensation Committee and approved by the Special Committee. Base salaries for the other NEOs are individually recommended by our Chairman and CEO and approved by the Compensation Committee. In each case, base salaries are set within an appropriate salary range after consideration of:

➢	Breadth, scope and complexity of the role;

➢	Comparability with the external and internal marketplace (roles of similar responsibilities, experience and organizational impact);

➢	Current compensation levels; and

➢	Individual performance.

We do not set the base salary of any employee, including any NEO, as a multiple of the salary of another employee.

No changes were made in 2013 base salary for any of the NEOs except for our Executive Vice President and Chief Financial Officer, Mr. Crews, whose base salary was below external market data provided by the independent compensation consultant.

Annual Incentive Program

Our annual incentive compensation plan provides opportunities for our executives, including the NEOs, to earn annual cash incentive payments tied to the successful achievement of safety, operating and financial objectives that support our business strategy.

Under the plan, the NEOs are assigned threshold, target and maximum earnings opportunities. The target incentive opportunity is established through an analysis of compensation for comparable positions in companies of similar size and complexity and is intended to provide a competitive level of compensation when performance objectives are achieved. Maximum incentive payments may be awarded when performance objectives are significantly exceeded.

At threshold performance, the incentive that can be earned generally equals 50% of the target incentive and, at maximum performance, the incentive that can be earned is up to 200% of the target incentive. No incentive is earned if actual performance does not meet the threshold level.

Goals and payouts for the NEOs are reviewed and approved by the Committees for each calendar year.

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Compensation Discussion and Analysis (continued)

2013 Annual Incentive Performance Measures

Based on input from management and information and advice from the independent compensation consultant, the Committees established performance measures and weightings for determining the 2013 annual incentive opportunity for the NEOs. The specific goals and levels of achievement for each NEO are described below.

Given the importance of safety in our company, in 2013 we instituted an additional component to the safety goal which states:

“In the event of a work related fatality, the safety component for the impacted Business Unit and the safety component for the corporate incentive plan would result in a zero percent achievement.”

The following table shows the performance measures and our actual results for 2013.

Measure	Percentage of Total Award	Threshold	Target	Maximum	Actual Results	Achievement
Adjusted EBITDA ($ millions)	35.0%	805	1,150	1,495	1,047	Below Target
Adjusted Diluted Earnings per Share ($)	10.0%	(0.80)	(0.15)	0.40	0.34	Above Target
Safety Incidence Rate*

Global:	10.0%	1.81	1.63	1.45	1.80	Below Threshold**
Australia Business Unit: (Messrs. Ford and Meintjes)		2.50	2.25	2.00	2.69	Below Threshold
Individual Goals	45.0%				Ranged from 92% to 125%	Various
*

Including the impacts of certain mines classified as discontinued operations and inactive operations in the process of being reclaimed during the periods presented above, our incidence rates for global and Australia were 1.87 and 2.79, respectively, in 2013 and 1.87 and 2.50, respectively, in 2012.

**Safety	performance for the corporate plan and Americas Business Unit resulted in a zero percent achievement due to a fatality in 2013.

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Compensation Discussion and Analysis (continued)

The following table provides a definition for each of the operating performance measures used in 2013 and describes how we use these measures in managing the company.

Adjusted EBITDA	Income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization, asset impairment and mine closure costs, charges for the settlement of claims and litigation related to previously divested operations and amortization of basis difference related to equity affiliates.	This is a key metric used by management to measure our operating performance.
Adjusted Diluted Earnings Per Share	This metric is calculated using income (loss) from continuing operations after applying the two-class method to allocate earnings to common stock and participating securities, then dividing the result by the total shares outstanding on a fully-diluted basis, excluding (a) the impacts of asset impairment and mine closure costs and charges for the settlement of claims and litigation related to previously divested operations, net of tax, and (b) the remeasurement of foreign income tax accounts on our income tax provision. The income tax benefits related to asset impairment and mine closure costs and charges for the settlement of claims and litigation related to previously divested operations are calculated based on the enacted tax rate in the jurisdiction in which they have been or will be realized, adjusted for the estimated recoverability of those benefits.	This is a key metric used by management to assess our profitability.
Global Safety Incidence Rate	The Global Safety Incidence Rate is the number of injuries (U.S. Mine Safety and Health Administration reportable injury degree codes 1 to 6) divided by the number of employee hours worked, multiplied by 200,000 hours. The rate excludes the injuries and hours associated with office workers, as well as the impacts of certain mines classified as discontinued operations and inactive operations in the process of being reclaimed.	Safety is a core value that is integrated into all areas of our business. For 2013, our quantitative safety target was set at a 10% improvement over actual results for 2012.

Quantitative and Qualitative Factors – Individual Performance

The global coal sector faced significant challenges in 2013 with lower prices and reduced demand for both thermal and metallurgic coal. Our management was also challenged with:

➢	Completing owner-operator conversions at four operations and two preparation plants on time and on budget;

➢	Substantially improving productivity;

➢	Maintaining dividends to shareholders; and

➢	Reducing debt to maintain a strong balance sheet.

These issues are vital to our continued health and growth and were placed high on the expectations communicated to management by the Committees.

In determining the amount of each NEO’s actual award within the range determined by the payout formula, the Committees considered a number of quantitative and qualitative factors. In addition, the Committees considered the following individual accomplishments:

Mr. Boyce: Mr. Boyce’s strategic vision and operational leadership continued to deliver results in line with or exceeding long-term volume, revenue and profit growth targets. In light of the importance of the regulatory and legislative environments and their impact on shaping our future and that of our industry, Mr. Boyce’s effective leadership as our

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Compensation Discussion and Analysis (continued)

Chairman and CEO enhanced our reputation with external stakeholders, industry associations and governmental and regulatory agencies. In addition to these accomplishments, Mr. Boyce led efforts which resulted in our equaling our record 2012 global safety incident rate, substantial cost saving initiatives, and sound financial and operating performance in response to difficult economic market challenges.

For 2013, the Committees agreed that in spite of highly successful responses to unfavorable industry challenges and individual performance well above target, the annual incentive payout for Mr. Boyce should be reduced to align with our overall safety, financial and operating outcomes and, as a result, with the shareholder experience.

Mr. Kellow: Mr. Kellow joined us on September 16, 2013, and in a brief time made key contributions to our operational performance. As President and Chief Operating Officer, Mr. Kellow led a wholesale review of our global operating platform, safety programs and processes and was instrumental in developing a unified approach to streamline and enhance our operational and commercial plans. In addition, Mr. Kellow’s leadership was instrumental in supporting our mission to be the leading worldwide producer and supplier of sustainable energy solutions that enable economic prosperity and a better quality of life.

Mr. Ford: During 2013, Mr. Ford successfully completed the integration of the PEA-PCI acquisition, exceeding the planned achievement of operating synergies across systems, projects and human capital initiatives. In addition, he effectively facilitated the transition of leadership of our Australian platform to Mr. Meintjes prior to his retirement in January 2014.

Mr. Crews: Mr. Crews made significant contributions to our strong financial and operating performance in 2013 despite an uncertain global economy. We generated more than $700 million in operating cash flow which allowed us to reduce our debt by $200 million while maintaining the highest credit rating of any U.S. based coal company. In addition, Mr. Crews supported the achievement of global cost savings initiatives and helped drive reduced capital expenditures. Under his leadership, we refinanced our credit facility, which extended the maturity of the facility to 2018 while increasing our financial flexibility and liquidity. In addition, we were able to successfully arrange a funding framework for legacy healthcare costs as part of our settlement agreement with Patriot Coal Corporation.

Mr. Meintjes: Mr. Meintjes’ leadership helped us grow Australian volume by approximately 6% and increase productivity levels by over 27% year over year. Key accomplishments included the conversion of four mines to owner-operator status, the reduction of Australian production costs and implementation of best-in-class standards at acquired PEA-PCI mines, leading to structural cost reductions of 25 percent. In addition, Mr. Meintjes was instrumental in the achievement of global cost savings initiatives and highly responsive capital expenditure discipline.

2013 Annual Incentive Awards

The following table shows the 2013 annual incentive awards earned by each NEO:

Name	Target Opportunity as a % of Base Salary	Incentive Award Opportunity Range as a % of Base Salary	2013 Incentive Award ($)	2013 Incentive Award Earned as a % of Target (1)
Gregory H. Boyce	120%	0-240%	1,325,104	90%
Glenn L. Kellow	100%	0-200%	246,157	105%
Eric Ford	80%	0-160%	588,073	100%
Michael C. Crews	80%	0-160%	503,731	105%
Charles F. Meintjes	80%	0-160%	441,954	100%
(1)	Percentages may vary by named executive officer based on weighted average of time in positions held throughout the year.

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Compensation Discussion and Analysis (continued)

Long-Term Equity Incentive Compensation

The NEOs generally receive long-term incentive compensation through awards of stock options or time-vested restricted stock and awards of performance units. In approving long-term incentive awards, the Committees consider the advice of the independent compensation consultant, as well as available benchmarking data, to recognize the achievement of long-term goals and provide a retentive element for key executives. These awards are structured to provide competitive long-term equity incentive opportunities where earned values are based on performance, aligned with shareholder value.

The Compensation Committee approved new guidelines for delivering long-term equity compensation opportunity in 2013 for NEOs (excluding our Chairman and CEO). The existing fixed long-term equity compensation award opportunities were replaced with ranges of award opportunity from 0 to 1.75 times an NEO’s target opportunity. In any given year, the NEO’s opportunity can be increased or decreased within the range. This provides us more flexibility to align long-term compensation opportunities with changes in roles and assignments, to recognize extraordinary performance efforts or shortfalls and to respond to competitive market conditions.

The targeted value of these awards, shown in the table below as a percentage of each executive’s base salary, is split evenly between stock option or restricted stock awards and performance unit awards. Mr. Ford and Mr. Meintjes received restricted stock awards in lieu of stock options of commensurate value and comparable vesting terms, as this approach is more tax-efficient under Australian tax laws.

2013 Long-Term Incentive Award Targets

	Award Range (as a % of Salary)(1)
Name	Minimum	Target	Maximum	Actual
Gregory H. Boyce	N/A	500%	N/A	500%
Glenn L. Kellow (2)	0%	375%	656%	124%
Eric Ford	0%	275%	481%	275%
Michael C. Crews (3)	0%	225%	394%	300%
Charles F. Meintjes (3)	0%	200%	350%	350%
(1)	As approved by the Committee in October 2012 to provide additional flexibility to reward for performance outcomes. See ‘Grants Of Plan-Based Awards in 2013’ table for more information.

(2)	Mr. Kellow’s equity award was pro-rated based on start date.

(3)	Messrs. Crews and Meintjes each received above-target long-term incentive awards in 2013 in recognition of their historical and anticipated individual performance.

Stock Options

Our stock option program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by NEOs and maintain competitive levels of total compensation opportunity.

The Committees meet in December of each year to evaluate, review and approve the annual stock option award design and level of awards for the NEOs. The Committees approve stock option awards prospectively. Annual stock option awards are generally approved in early December for granting on the first trading day in January at our closing market price per share on the grant date. The Committees may occasionally approve stock option awards that are granted other than on the first trading day of the year, to recognize promotions or new hires. In these cases, the award is approved in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on the grant date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

Stock options have intrinsic value only if the market price of our Common Stock increases after the grant date. Stock options vest in one-third increments over a period of three years. If an NEO (other than Mr. Boyce) terminates employment without good reason (generally as defined in his employment agreement), all unvested stock options are forfeited. In

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Compensation Discussion and Analysis (continued)

accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates for any reason other than cause or retirement without his giving six months written notice. Stock options expire ten years from the date of grant.

Performance Units

Similar to the stock option program, our performance unit program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value by rewarding NEOs for performance over a three-year performance cycle.

Performance units granted in 2013 will be payable, if earned, in shares of our Common Stock. The percentage of the performance units earned is based entirely on our TSR over a period beginning January 2, 2013 and ending December 31, 2015 (the “performance cycle”) relative to the coal comparator group and the S&P 500 Index (excluding financial services companies) (the “S&P 500 Index group”). The coal comparator group is weighted at 25% and the S&P 500 Index group at 75% of the total award.

TSR measures cumulative stock price appreciation plus dividends. The coal comparator group is generally perceived to be subject to market conditions and investor reactions similar to us. For purposes of the 2013 award, the coal comparator group consisted of the following six companies:

Alpha Natural Resources, Inc.	Consol Energy Inc.
Arch Coal, Inc.	Patriot Coal Corporation(1)
Cloud Peak Energy	Walter Energy, Inc.
(1)	Patriot Coal Corporation was included in the industry comparator group until it became a private company in December 2013.

Performance unit payout formulas for the 2013 award (assuming a positive TSR at the end of the performance period) are as follows:

3 Year Cumulative TSR (Positive Return) – Coal Comparator Group & S&P 500 Index Group

TSR Percentile Ranking	< 35th	35th	42.5th	50th	62.5th	≥ 75th
Payout Percentage	0%	40%	70%	100%	150%	200%

Performance unit payout formulas for the 2013 award (assuming a negative TSR at the end of the performance period) are as follows:

3 Year Cumulative TSR (Negative Return) – Coal Comparator Group & S&P 500 Index Group

TSR Percentile Ranking	< 50th	50th	≥ 62.5th
Payout Percentage	0%	100%	150%

Payout percentages based on TSR at the 50th percentile ranking are set at 100%, based on advice as to market practice from the independent compensation consultant.

Payouts are ratably adjusted for performance between threshold and maximum levels.

The target number of performance units granted is determined using the average closing market price per share of our Common Stock during the four weeks of trading immediately following the date of grant.

Our TSR over the three-year performance period is based on the average closing market price per share of our Common Stock during the first four weeks of trading in the performance cycle compared to the average closing market price per share of our Common Stock during the last four weeks of trading in the performance cycle. Units vest ratably each month

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Compensation Discussion and Analysis (continued)

and are payable in Common Stock at the conclusion of the measurement period, subject to the achievement of performance goals and subject to proration/acceleration if an NEO terminates prior to the end of the three-year performance period in instances of death, disability, retirement or change in control. Except in the case of Mr. Boyce, if an NEO terminates employment without good reason, all performance units are forfeited.

Restricted Stock

In 2013, we granted time-based restricted stock in lieu of stock options as part of our annual long-term equity incentive program for Mr. Ford and Mr. Meintjes, who have residency status in Australia. This approach is more tax-efficient under Australian tax laws.

When appropriate, we may also grant time-based and/or performance-based restricted stock awards for various retention or special recognition purposes at the NEO level. In addition, based on tax requirements in the geographies in which we operate, we may grant restricted stock awards in lieu of stock options.

Restricted Stock Units

To date, we have granted restricted stock unit (“RSU”) awards to NEOs only in special situations, such as a new hire. Restricted stock units may be performance-based or time-based, depending upon the circumstances.

Mr. Boyce received a grant of time-based RSUs in April 2013, and will receive similar RSU grants in 2014 and 2015, pursuant to his April 2013 Transition Agreement with us. These awards are intended to facilitate an effective leadership succession and are not part of our regular compensation program, and are described on pages 45-46.

Mr. Kellow received a one-time award of 110,803 performance-based RSUs (the “Inducement Equity Award”) when he joined us as President and Chief Operating Officer on September 16, 2013 (the “Commencement Date”). The RSUs included in the Inducement Equity Award will vest in accordance with the following provisions:

➢	50% of the RSUs will vest only if our TSR for any period of 20 consecutive trading days between the Commencement Date and September 16, 2017 exceeds our TSR on the Commencement Date by at least 20%.

➢

The remaining 50% of the RSUs will vest only if our TSR for any period of 20 consecutive trading days between the Commencement Date and September 16, 2018 exceeds our TSR on the Commencement Date by at least 40%.

Vesting of Mr. Kellow’s RSUs is also conditioned on his continued employment with us through September 16, 2018; provided, however, that if his employment is terminated by us without cause or by him for good reason or by reason of death or disability, the RSUs (or a prorated portion of the RSUs, if Mr. Kellow resigns pursuant to a specified clause of the good reason definition in his employment agreement) will continue to vest in accordance with their terms, subject to his compliance with his restrictive covenant agreement, as though he remained employed with us at that date.

Additional Compensation Elements

Benefits

NEOs are eligible to participate in benefit plans generally available to the broader employee group.

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Compensation Discussion and Analysis (continued)

Perquisites

We provide perquisites that we feel are necessary to enable the NEOs to perform their responsibilities efficiently. We believe the benefit we receive from providing these perquisites significantly outweighs the cost of providing them. The table below summarizes and provides the business rationale for each of the perquisites provided to the NEOs.

Perquisite	Description and Business Rationale
Aircraft Usage

The Board requires Mr. Boyce, but not the other NEOs, to travel on our corporate or chartered private aircraft for business and personal travel. This is required for security purposes based on an analysis conducted by an independent advisor on corporate security to the Board.

We do not provide tax gross-ups for imputed income due to personal aircraft use. Reimbursement is provided for taxes incurred only when a spouse travels for business purposes. Employees do not pay for business travel.

Security	We provide personal security to NEOs when circumstances warrant. A car and driver are also provided only when necessary for security reasons.
Other	Tax equalization may be provided for expatriate assignments in order to keep an NEO tax neutral. We also provide relocation, temporary housing and tax return preparation costs as discussed in the All Other Compensation table.

Executive Compensation Program Changes for 2014

The Compensation Committee seeks to continually improve our executive compensation program and further adopt programs and practices that foster shareholder alignment, and has made the following program changes which took effect in 2014:

✓	Included double-trigger change in control provisions in new NEO equity award agreements

✓	Updated share ownership program requirements to ensure no sales of Common Stock by an executive officer if he or she does not meet the applicable ownership level

✓	Amended our equity award plans to reflect our long-standing policy prohibiting cash buyouts of underwater stock options or stock appreciation rights

✓	Updated annual incentive performance metrics to include volume and cost components to better align performance across all global geographies

✓	Decreased annual incentive plan individual objectives weighting from 45% to 25% to further align annual incentive awards with objective safety and financial metrics

✓	Updated 2014 performance unit award metrics to include Return on Mining Assets metric at a 50% weighting to supplement and balance the TSR metric

✓	Revised the performance and payout range for 2014 performance unit awards to provide that the maximum payout cannot exceed 100% if TSR performance is at or above the 50th percentile but is negative

✓	Updated the compensation peer group to validate the integrity of its composition and appropriateness of use for compensation comparisons

✓

Updated the performance unit coal comparator group by adding the Market Vectors Coal Index to reflect the global nature of our business and to better align comparisons between coal comparators and the S&P 500 Index group

How We Make Compensation Decisions

Risk Considerations

The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.

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Compensation Discussion and Analysis (continued)

In 2013, we conducted, and the Compensation Committee reviewed, a comprehensive global risk assessment. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors.

Responsibilities for Executive Compensation

Compensation decisions for our Chairman and CEO are determined by the Special Committee and for the other NEOs by the Compensation Committee and the Chairman and CEO, as outlined below. The independent compensation consultant and the Compensation group in our Human Resources Department support the Committees’ efforts.

Special Committee (Composed of all independent Board members)

▪    Assesses performance of our Chairman and CEO.

▪    Determines compensation for our Chairman and CEO.

▪    Ensures that the compensation program for our Chairman and CEO is consistent with our compensation philosophy and is market competitive.

Compensation Committee

▪    Has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring performance and compensation levels.

▪    Oversees our annual and long-term incentive plans and programs and periodically assesses our director compensation program.

▪    Reviews, discusses, modifies and approves, as appropriate, the compensation recommendations from our Chairman and CEO for the other NEOs.

Independent Compensation Committee Consultant— F.W. Cook & Co., Inc.

▪    Provides the Committees with independent advice concerning the types and levels of compensation to be paid to our Chairman and CEO and the other NEOs.

▪    Provides market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, annual and long-term incentives and industry trends.

▪    Facilitates the independent review of our Chairman and CEO’s performance.

Chairman and CEO	▪ Reviews performance of other NEOs with the Compensation Committee. ▪ Makes recommendations on base salary, annual incentive compensation and long-term equity compensation for the other NEOs.

Assessment of Individual Performance

Individual performance has a strong impact on compensation. The Special Committee meets with our Chairman and CEO in private sessions at the beginning of the year to agree upon his performance objectives for the year. At the end of the year, the Special Committee meets in executive session led by the Lead Independent Director to review the performance of our Chairman and CEO based on achievement of the agreed-upon objectives, contribution to our performance objectives and other leadership accomplishments. Members of the Special Committee review our Chairman and CEO’s performance individually and arrive at a consensus evaluation. This evaluation is reviewed with our Chairman and CEO and utilized to support compensation judgments by the Special Committee.

For other NEOs, the Compensation Committee receives a performance assessment and compensation recommendation from our Chairman and CEO and applies its judgment based on the Board’s interactions with each NEO and their knowledge of his contributions to our success. As with our Chairman and CEO, each NEO’s performance is based on his achievement of performance objectives, contributions to our performance and other leadership qualities.

In making these compensation decisions, the Committees use several resources and tools, including competitive market information. One such tool is a “tally sheet,” which assigns a dollar amount to each of the compensation elements discussed above as well as accumulated outstanding long-term equity awards and deferred compensation. The Committees believe that the tally sheet is useful in evaluating the total compensation opportunity for each NEO.

Assessment of Company Performance

The Committees use Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups. In addition, the Committees establish specific performance measures that determine payouts under cash and equity-based incentive programs.

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Compensation Discussion and Analysis (continued)

Role of the Compensation Consultant and Legal Consultant

The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. In making any such decisions, the Compensation Committee is required to consult with the Lead Independent Director. We will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant, legal counsel or other adviser retained by the Compensation Committee.

The Compensation Committee may select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management.

Pursuant to this authority, the Committee has engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook”), and an independent law firm for guidance on executive compensation issues. Neither of these advisors provides any other services to us and their work in support of the Committees did not raise any conflicts of interest or independence concerns.

Compensation Comparator Group

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we rely on compensation data for a group of publicly-held companies of similar size and/or complexity as us based on revenue, market capitalization and other measures (the “Industrial comparator group”):

▪	As an input in developing base salary ranges, annual incentive targets and long-term equity award ranges;

▪	To evaluate share utilization by reviewing overhang levels and annual run rate;

▪	To benchmark the form and mix of equity awarded to NEOs;

▪	To benchmark share ownership guidelines;

▪	To assess the competitiveness of total direct compensation awarded to NEOs;

▪	To validate whether executive compensation programs are aligned with our performance; and

▪	As an input in designing compensation plans, benefits and perquisite programs.

While the Compensation Committee examines executive compensation data for the Industrial comparator group companies, compensation paid at those companies is not the sole factor in the decision-making process.

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is appropriate compared to the Industrial comparator group.

The Industrial comparator group for 2013 was comprised of the following companies:

Air Products & Chemicals, Inc.	Monsanto Company
Barrick Gold Corporation	National Oilwell Varco, Inc.
Cliffs Natural Resources Inc.	Newmont Mining Corporation
Consol Energy Inc.	Praxair, Inc.
Eastman Chemical Company	Rockwell Automation, Inc.
Ecolab, Inc.	Southern Copper Corporation
EOG Resources	SPX Corporation
Freeport-McMoRan Copper & Gold, Inc	Teck Resources
ITT Corporation	Timken

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Share Ownership Requirements

We have share ownership requirements for our executive officers, including the NEOs, which are designed to align their long-term financial interests with those of our shareholders. Under our policy as in effect on December 31, 2013, an executive officer is required to meet the applicable level of share ownership within five years after assuming his or her executive officer position.

The share ownership requirements for the NEOs are as follows:

Role	Value of Common Stock to be Owned*
Chief Executive Officer	5 times base salary
Other NEOs	3 times base salary

The following table summarizes the ownership of Common Stock as of December 31, 2013, by the NEOs.

Name	Ownership Requirement Relative to Base Salary	Ownership Relative to Actual Base Salary as of December 31, 2013 (1)(2)
Gregory H. Boyce	5.0x	5.7x
Glenn L. Kellow (3)	3.0x	0.0x
Eric Ford	3.0x	5.5x
Michael C. Crews	3.0x	3.1x
Charles F. Meintjes (3)	3.0x	2.2x
(1)	The Company’s stock price was $19.53 per share on December 31, 2013.

(2)

Share ownership includes 86,602 phantom shares granted to Mr. Boyce on October 1, 2003 under the terms of his employment agreement. Share ownership also includes unvested time-based restricted stock held by Messrs. Crews, Ford and Meintjes.

(3)	Mr. Kellow commenced employment with us on September 16, 2013. Mr. Meintjes was promoted to his current position effective November 15, 2012.

Prohibition on Hedging or Pledging Company Stock

In March 2014, our Board amended our Insider Trading Policy to prohibit our directors and officers from entering into hedging transactions involving our stock, and also to prohibit them from holding our Common Stock in a margin account as collateral for a margin loan or otherwise pledging our Common Stock as collateral for a loan.

Clawback Provisions

If we are required to prepare an accounting restatement due to fraudulent and/or intentional material misrepresentation, the Board may take action to recoup incentive awards and equity gains on awards granted to NEOs to the extent such awards exceeded the payment that would have been made based on the restated financial results. This right to recoup expires unless such determination is made by the Board within three years following the payment of the award.

Transition Agreement with Mr. Boyce

We believe that succession planning that results in an orderly transition in key executive positions is a cornerstone of good corporate governance. In April 2013, as part of our succession plan for the CEO position, we entered into a Transition Agreement with Mr. Boyce that amends his existing employment agreement with us. The Transition Agreement provides that Mr. Boyce will continue his term as Chairman and Chief Executive Officer through December 31, 2014, and as Executive Chairman through December 31, 2015, subject to the terms of the Transition Agreement.

PEABODY ENERGY CORPORATION    45

2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Mr. Boyce will continue as our Chairman and CEO through December 31, 2014 or such earlier date as his successor as a new Chief Executive Officer is appointed. If the new Chief Executive Officer is not also immediately appointed as Chairman of the Board, Mr. Boyce will then continue as a full-time employee in the position of Executive Chairman until the earlier of the appointment of his successor as Chairman of the Board (whether he or she be the new Chief Executive Officer or someone else) and December 31, 2015. Mr. Boyce’s employment with us will cease, and the employment term will end, upon the appointment of his successor as Chairman of the Board (the “Separation Date”).

The Transition Agreement provides that termination of Mr. Boyce’s service as a result of the appointment of his successor(s) as Chief Executive Officer and Chairman of the Board will be considered a termination of his employment without cause for purposes of his employment agreement.

Mr. Boyce will be eligible to receive three grants of restricted stock units, each valued at $1,000,000 as of the close of business on the applicable date of grant, as follows: (i) the first grant was made on April 30, 2013 (the “2013 Transition Award”); (ii) the second grant was made on January 2, 2014 (the “2014 Transition Award”); and (iii) the third grant will be made on the date in 2015 when we make long-term incentive awards generally to senior executives (the “2015 Transition Award” and, together with the 2013 Transition Award and the 2014 Transition Award, the “Special Transition Awards”). If we terminate Mr. Boyce’s employment without cause (including as described above), or if his employment terminates due to death or disability, before any of the specified award dates for Special Transition Awards, a substitute cash payment of $1,000,000 will be made instead on the applicable award date.

The 2013 Transition Award and 2014 Transition Award will vest as to 50% of the RSUs included in each Special Transition Award on the date of the appointment of Mr. Boyce’s successor as Chief Executive Officer, and as to the remaining 50% of the RSUs included in each Special Transition Award on the date of the appointment of Mr. Boyce’s successor as Chairman of the Board. Mr. Boyce’s 2015 Transition Award will vest as to 100% of the RSUs included in such Special Transition Award on the date that his successor as Chairman of the Board is appointed. Special Transition Awards will vest immediately if Mr. Boyce’s employment with us is terminated by us without cause (including as described above), if his employment with us terminates by reason of death or disability, or if he continues employment with us until December 31, 2015.

The Transition Agreement does not alter Mr. Boyce’s rights if his employment terminates on or before December 31, 2014. Beginning January 1, 2015, Mr. Boyce will no longer have a right to resign for good reason and receive severance.

46    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Employment Agreements

The Compensation Committee approves the terms of all NEO employment agreements other than Mr. Boyce. The Special Committee approves the employment agreement for Mr. Boyce. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committees received advice from F.W. Cook and reviewed appropriate surveys and industry benchmarking data.

The Compensation Committee has approved a form of employment agreement which provides for a three-year term. We intend for this new form of agreement to be used for newly hired executives. Following the initial three-year term, the executive would be an “at-will” employee without an employment agreement and would participate in our Executive Severance Plan. The Compensation Committee expects that legacy employment agreements with different terms will be phased out over time in accordance with a transition approach approved by the Compensation Committee. The following table highlights employment agreement provisions for our Chairman and CEO and other NEOs:

Employment Agreement Provisions
Position	▪ Chairman and CEO	▪ Other NEOs
Most recent employment agreement date	▪ 12/31/09 (as amended by the Transition Agreement dated 4/29/13)	▪ 8/21/13 (Mr. Kellow) ▪ 12/31/08 (Mr. Crews) ▪ 01/07/13 (Mr. Meintjes) ▪ 4/1/12 (Mr. Ford retired on 1/31/14)
Term of contract	▪ 12/31/09 – 12/31/15, subject to earlier termination as described in the Transition Agreement

▪    Three year employment agreement (Mr. Kellow)

▪    Two years, extends day to day (Mr. Ford)

▪    Three year initial contract, automatic renewal for one-year period at the end of initial term, unless written notice is provided by either party 90 days before the end of the applicable period (Mr. Crews and Mr. Meintjes)

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Severance Benefits

▪    Upon termination other than for cause or resignation for good reason, severance is equal to specified multiple (of 2.8 from 12/31/09 through 3/31/12 and thereafter reduced ratably on a daily basis to 0 on 12/31/14) times:

▪    Annual base salary

▪    Average actual annual incentive award earned for the three years preceding the year of termination

▪    Six percent of base salary (to compensate for Company contributions he otherwise would have earned under our retirement plan)

▪    Upon termination other than for cause or upon resignation for good reason, severance is equal to a 2X multiple (1X for Mr. Meintjes) times:

▪    Annual base salary

▪    Average actual annual incentive award paid for the three years preceding the year of termination

▪    Six percent of base salary (to compensate for Company contributions he or she otherwise would have earned under our retirement plan) (Mr. Kellow, Mr. Crews, Mr. Meintjes)

▪    Nine percent of base salary (to compensate for superannuation contributions he otherwise would have received (Mr. Ford)

▪    Upon termination other than for cause or resignation for good reason, Mr. Boyce is entitled to a one-time prorated annual incentive award for the year of termination, qualified and nonqualified retirement, life insurance, medical and other benefits for a period that corresponds to the specified multiple

▪    Upon termination other than for cause or resignation for good reason, executive is also entitled to:

▪    One-time prorated annual incentive award for the year of termination

▪    Medical and other benefits for eighteen months (except for Mr. Ford)

	▪ One-half of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date	▪ One-half (one-fourth for Mr. Kellow) of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date
▪ Remaining one-half of severance benefits total paid in six equal monthly payments beginning on the first day of the month next following the initial lump sum payment

▪    Remaining one-half (three-fourths for Mr. Kellow) of severance benefits total paid in six (18 for Mr. Kellow) equal monthly payments beginning on the first day of the month next following the initial lump sum payment

	▪ We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws	▪ We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws
Restrictive Covenants (post-termination)	▪ Confidentiality(indefinite)	▪ Confidentiality (indefinite)

▪    Non-compete (1 year) — (in the case of Mr. Crews and Mr. Meintjes, the non-compete does not apply if the employment agreement is not renewed and no severance benefits are paid following termination)

▪    Non-solicitation (2 years)

▪    Breach will result in forfeiture of any unpaid amounts or benefits

48    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Make-Whole Payments

▪    Upon termination of employment, Mr. Boyce is entitled to a payment of $800,000 to compensate him for amounts he forfeited upon leaving a former employer

▪    Upon termination for any reason, deferred compensation payable in cash in one of the following amounts:

▪    If termination occurred (a) prior to age 62, the greatest of either (1) $622,500 plus interest through the date of termination, or (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; or (3) $1.6 million, reduced by 0.333% for each month that termination occurs before he reaches age 62; or (b) on or after age 62, the greater of the amount referenced in (a) on the date of termination or $1.6 million

▪ Upon termination of employment, Mr. Ford is entitled to a payment of $800,000 to compensate him for amounts he forfeited upon leaving a former employer
Tax Gross-Ups

▪    No tax gross-up payments for any excise taxes or related interest or penalties imposed by Internal Revenue Code Section 4999 (collectively, “Excise Tax”). If Mr. Boyce becomes entitled to any payment, benefit or distribution which is subject to the Excise Tax, the aggregate payments shall be reduced (using a method that complies with Internal Revenue Code Section 409A) to the safe harbor amount under Internal Revenue Code Section 280G if the value of Mr. Boyce’s net after-tax benefit as a result of the reduction would exceed the value of the net after-tax benefit if such reduction were not made and Mr. Boyce paid the Excise Tax

▪    In the case of Mr. Crews, if Excise Taxes are incurred we will make the tax gross up payments so that he will be in the same financial position as if the Excise Taxes were not incurred. Messrs. Ford, Kellow and Meintjes are not entitled to any tax gross up payments if Excise Taxes are incurred. If Mr. Kellow becomes entitled to any payment, benefit or distribution which is subject to the Excise Tax, his aggregate payments are subject to reduction on the same terms as described as Mr. Boyce

Executive Severance Plan

As part of a transition process which will result in all officers being employed on an “at-will” basis rather than pursuant to individual employment agreements, in 2013 we adopted an Executive Severance Plan to provide transitional assistance to certain senior executives whose employment is terminated by us (for reasons other than cause, death or disability). The plan provides cash severance based upon a tiered severance multiple of base salary and average annual incentive paid over the preceding three years ranging from 1X for certain executives to 2X for NEOs (2.5X for the CEO if termination occurs within two years of a change in control), as well as continuing healthcare benefits. NEOs are not currently eligible to participate in the plan as each of them has an employment agreement with us. NEOs will be eligible to participate in the plan as executive employment agreements expire and are not renewed.

PEABODY ENERGY CORPORATION    49

2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

Deductibility of Compensation Expenses

Pursuant to Section 162(m) of the Internal Revenue Code some compensation paid to NEOs in excess of $1 million is not tax deductible, except to the extent it constitutes “performance-based compensation.” The Committees have and will continue to consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of our executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committees consider as their primary goal the design of compensation strategies that further the best interests of our shareholders. In certain cases, the Committees may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Committees therefore retain the ability to evaluate the performance of our NEOs and to pay appropriate compensation, even if some of it may be non-deductible.

50    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosure under “Compensation Discussion and Analysis” beginning on page 33.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission

MEMBERS OF THE COMPENSATION COMMITTEE:

WILLIAM A. COLEY, CHAIR

WILLIAM E. JAMES

ROBERT B. KARN III

ROBERT A. MALONE

PEABODY ENERGY CORPORATION    51

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for their performance during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory H. Boyce	2013	1,225,660	—	4,795,733	3,064,914	1,325,104	—	377,978	10,789,389
Chairman and	2012	1,208,160	—	3,222,463	2,903,452	1,712,689	—	444,641	9,491,405
Chief Executive	2011	1,147,245	—	3,393,179	2,806,223	2,624,793	—	246,153	10,217,593
Officer
Glenn L. Kellow	2013	233,333	500,000	2,240,153	499,985	246,157	—	259,236	3,978,864
President and
Chief Operating
Officer
Eric Ford	2013	731,842	—	2,339,163	—	588,073	—	69,569	3,728,647
Executive Vice	2012	850,050	—	2,096,807	—	854,442	—	936,791	4,738,090
President - Office	2011	710,125	225,000	3,156,771	956,709	915,200	—	108,803	6,072,608
of the CEO(6)(7)
Michael C. Crews	2013	595,833	—	1,021,959	825,209	503,731	—	71,501	3,018,233
Executive Vice	2012	537,500	—	2,127,373	565,280	542,067	5,661	62,188	3,840,069
President	2011	491,250	150,000	632,794	523,349	650,000	4,224	63,555	2,515,172
and Chief
Financial Officer
Charles F. Meintjes	2013	550,000	—	1,907,718	—	441,954	—	386,338	3,286,010
President - Australia(8)	2012	406,386	125,000	710,645	189,815	612,489	—	254,707	2,229,042
(1)	Mr. Kellow was paid a one-time cash sign-on bonus of $500,000 on September 30, 2013, repayable to us if he resigns within two years of his commencement of employment.

(2)

Amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. For 2013 performance unit awards included in the Stock Awards column, the maximum potential payout is estimated as follows: Mr. Boyce, $7,591,484; Mr. Kellow, $1,248,182; Mr. Ford, $2,923,894; Mr. Crews $2,043,918; and Mr. Meintjes, $2,384,624. We caution that amounts ultimately realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

(3)

Amounts in this column represent awards under our annual incentive plan. The material terms of the 2013 awards are described under the caption “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)

The amounts in this column reflect changes in the actuarial present value of Mr. Crews’ accumulated benefit under the Retirement Plan for Salaried Employees, which for 2013 was a decrease in value of $3,661. See pages 59-60 for further discussion about the Pension Plan.

(5)	Amounts included in this column are described in the All Other Compensation table on page 53.

52    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

(6)

For purposes of this Summary Compensation Table and information elsewhere in this Proxy Statement, Mr. Ford’s 2013 base salary and non-equity incentive plan compensation have been converted from Australian Dollars (AUD) to U.S. Dollars (USD) at an exchange rate of 0.89249 USD per AUD (measured at December 31, 2013).

(7)

From January 1, 2011 to March 31, 2012, Mr. Ford was the company’s Executive Vice President & Chief Operating Officer; from April 1, 2012 to November 14, 2012, he was President Australia; from November 15, 2012 to September 15, 2013, he was Chairman Australia and from September 16, 2013 through December 31, 2013, he was Executive Vice President, Office of the CEO.

(8)	Mr. Meintjes was promoted to the position of President-Australia on November 16, 2012 and at that time received an increase in annual base salary to $550,000.

All Other Compensation

The following table sets forth detailed information regarding the 2013 amounts reported in the All Other Compensation column of the Summary Compensation Table for the NEOs.

Name	Group Term Life Insurance ($)	Annual 401(k) Matching and Performance Contributions ($)	Nonqualified Supplemental Payment ($)	Other Additional Payments ($)	Tax Gross- Ups ($)(1)	Perquisites ($)(2)(3)	Total ($)
Gregory H. Boyce	4,902	136,048	—	—	6,404	230,624	377,978
Glenn L. Kellow	499	21,963	—	—	105,530	131,244	259,236
Eric Ford	—	—	—	—	—	69,569	69,569
Michael C. Crews	1,519	66,350			2,961	671	71,501
Charles F. Meintjes	2,139	61,050	—	—	27,175	295,974	386,338
(1)

For Mr. Boyce, Mr. Ford, Mr. Crews and Mr. Meintjes, represents the tax gross-ups relating to taxes due for use of our corporate aircraft when spouses accompany the employee on business travel (as defined and calculated in accordance with Internal Revenue Service guidelines). The amounts shown also include the tax gross-ups for the following other expenses incurred in 2013: for Mr. Boyce, use of a company provided car and driver; for Mr. Kellow, Mr. Ford and Mr. Meintjes, relocation and tax preparation expenses.

(2)

Amounts include the aggregate incremental cost to us of trips where a spouse/guest accompanied the executive on our corporate aircraft for Company business purposes, and in the case of Mr. Boyce, the aggregate incremental cost of his personal use of corporate aircraft. Aggregate incremental cost to us of use of our corporate aircraft was determined on a per flight basis, including the cost of fuel, landing fees, in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Aggregate incremental cost to us of a company provided car and driver is determined as the sum of an allocable portion of vehicle operating expenses and an allocable portion of the driver’s salary and benefits.

(3)

For Mr. Boyce, includes $214,518 for corporate aircraft usage. For Mr. Kellow, includes $108,650 for relocation expenses, $20,160 for temporary housing, and tax return preparation costs of $2,434. For Mr. Ford, includes tax return preparation costs of $43,292 and relocation expenses of $26,003. For Mr. Meintjes, includes relocation expenses of $274,738 and tax return preparation costs of $20,745.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Grants of Plan-Based Awards in 2013

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2013 to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory H. Boyce
		735,396	1,470,792	2,941,584
1/2/2013	12/4/2012				47,255	118,137	236,274				3,795,742
1/2/2013	12/4/2012								243,961	25.84	3,064,914
4/30/2013	4/29/2013							49,850			999,991
Glenn L. Kellow
		117,280	234,560	469,120
9/16/2013	8/21/2013				11,306	28,265	56,530				624,091
9/16/2013	8/21/2013								59,312	18.05	499,985
9/16/2013	8/21/2013							110,803			1,616,062
Eric Ford
		292,737	585,474	1,170,948
1/2/2013	12/4/2012				18,200	45,501	91,002				1,461,947
1/2/2013	12/4/2012							33,948			877,216
Michael C. Crews
		240,000	480,000	960,000
1/2/2013	12/4/2012				12,723	31,807	63,614				1,021,959
1/2/2013	12/4/2012								65,685	25.84	825,209
Charles F. Meintjes
		220,000	440,000	880,000
1/2/2013	12/4/2012				14,844	37,109	74,218				1,192,312
1/2/2013	12/4/2012							27,686			715,406
(1)

Represents the number of shares of our Common Stock underlying performance unit awards granted in 2013. Performance unit awards granted in 2013 will be earned based on our TSR relative to the coal comparator group and the S&P500 Index (excluding financial services companies) for the period January 2, 2013 to December 31, 2015. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis section.

(2)

For Mr. Kellow, represents the number of shares of our Common Stock underlying performance-based restricted stock units granted in 2013. These restricted stock units may be earned based on our TSR for the period September 16, 2013 to September 16, 2018. The materials terms of these restricted stock units are described under the caption “Restricted Stock Units” in the Compensation Discussion and Analysis section.

(3)

Represents the number of shares of our Common Stock underlying stock option awards granted in 2013. All options vest in three equal annual installments beginning on the first anniversary of the date of grant. The material terms of these awards are described under the caption “Stock Options” in the Compensation Discussion and Analysis section.

(4)

Represents the grant date fair value of awards determined under FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. We caution that the amount ultimately realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

54    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at December 31, 2013

The following table sets forth details about the outstanding equity awards for each of the NEOs as of December 31, 2013. We caution that the amount ultimately realized from the outstanding equity awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales. In the case of equity incentive awards, the amount ultimately realized will also vary with our TSR relative to the Coal comparator group and the S&P 500 Index (excluding financial services companies).

All unexercisable options and unvested shares or units of stock reflected in the table held by a NEO other than Mr. Boyce are subject to forfeiture if he terminates employment without good reason (as defined in his employment agreement). In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates (1) on or before December 31, 2014 for any reason other than cause or retirement without his giving six months written notice or (2) during calendar year 2015 for any reason other than cause. Stock options expire, at the latest, ten years from the date of grant.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)
Gregory H. Boyce										79,176	(5)
										118,137	(6)
							86,602	(7)	1,691,337
							49,850	(8)	973,570
	27,501	(9)			21.6646	3/1/2015
	91,734	(10)			39.8143	1/3/2016
	120,314	(11)			34.9553	1/3/2017
	77,761	(12)			62.7200	1/2/2018
	186,154	(13)			26.8400	1/5/2019
	99,412	(14)			47.8700	1/4/2020
	55,154	(15)	27,577	(15)	64.5200	1/3/2021
	52,063	(16)	104,127	(16)	36.2700	1/3/2022
			243,961	(17)	25.8400	1/2/2023
Total	710,093		375,665				136,452		2,664,907	197,313
Glenn L. Kellow										28,265	(18)
							110,803	(19)	2,163,983
			59,312	(20)	18.0500	9/16/2023
Total	—		59,312				110,803		2,163,983	28,265

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2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)
Eric Ford										30,916	(5)
										45,501	(6)
							12,019	(21)	234,731
							15,413	(22)	301,016
							33,948	(23)	663,004
	28,828	(24)			35.6481	3/6/2017
	34,037	(12)			62.7200	1/2/2018
	54,115	(13)			26.8400	1/5/2019
	32,853	(14)			47.8700	1/4/2020
	18,803	(15)	9,402	(15)	64.5200	1/3/2021
Total	168,636		9,402				61,380		1,198,751	76,417
Michael C. Crews										15,415	(5)
										31,807	(6)
							41,356	(25)	807,683
	12,579	(26)			79.2800	7/14/2018
	8,979	(13)			26.8400	1/5/2019
	11,681	(14)			47.8700	1/4/2020
	10,286	(15)	5,143	(15)	64.5200	1/3/2021
	10,136	(16)	20,273	(16)	36.2700	1/3/2022
			49,264	(17)	25.8400	1/2/2023
Total	53,661		74,680				41,356		807,683	47,222
Charles F. Meintjes										5,176	(5)
										37,109	(6)
							13,785	(22)	269,221
							27,686	(23)	540,708
	3,589	(15)	1,794	(15)	64.5200	1/3/2021
	3,404	(16)	6,807	(16)	36.2700	1/3/2022
Total	6,993		8,601				41,471		809,929	42,285
(1)

The numbers of options/shares/units and the exercise prices of options have been adjusted, where applicable, to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot Coal Corporation on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2013, $19.53 per share.

(3)	The number of performance units disclosed is based on the assumption that target performance goals will be achieved.

(4)

The payout value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2013, $19.53 per share, and the assumption that target performance goals will be achieved.

56    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

(5)

The performance units were granted on January 3, 2012 and fully vest on December 31, 2014, based on our TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies) and Return on Capital performance goals.

(6)

The performance units were granted on January 2, 2013 and fully vest on December 31, 2015, based on our TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies).

(7)	The phantom units granted pursuant to Mr. Boyce’s employment agreement vested on October 14, 2009, and will be paid out to Mr. Boyce upon termination of his employment with us.

(8)

The restricted stock units vest as to 50% on the date of the appointment of Mr. Boyce’s successor as Chief Executive Officer, and as to the remaining 50% on the date of the appointment of Mr. Boyce’s successor as Chairman of the Board.

(9)	The options were granted on March 1, 2005 and vested in three equal annual installments beginning March 1, 2006.

(10)	The options were granted on January 3, 2006 and vested in three equal annual installments beginning January 3, 2007.

(11)	The options were granted on January 3, 2007 and vested in three equal annual installments beginning January 3, 2008.

(12)	The options were granted on January 2, 2008 and vested in three equal annual installments beginning January 2, 2009.

(13)	The options were granted on January 5, 2009 and vested in three equal annual installments beginning January 5, 2010.

(14)	The options were granted on January 4, 2010 and vested in three equal annual installments beginning January 4, 2011.

(15)	The options were granted on January 3, 2011 and vested or will vest in three equal annual installments beginning January 3, 2012.

(16)	The options were granted on January 3, 2012 and vested or will vest in three equal annual installments beginning January 3, 2013.

(17)	The options were granted on January 2, 2013 and vested or will vest in three equal annual installments beginning January 2, 2014.

(18)

The performance units were granted on September 16, 2013 and fully vest on December 31, 2015, based on our TSR performance relative to the applicable peer group and the S&P 500 Index (excluding financial services companies).

(19)

The performance-based restricted stock units were granted on September 16, 2013 pursuant to Mr. Kellow’s employment agreement. Fifty percent of these units vest on September 16, 2018 contingent upon absolute total shareholder return exceeding 20% for twenty consecutive trading days prior to the September 16, 2017; the remaining 50% vest on September 16, 2018 contingent upon absolute total shareholder return exceeding 40% for twenty consecutive trading days prior to September 16, 2018.

(20)	The options were granted on September 16, 2013 and vested or will vest in three equal annual installments beginning September 16, 2014.

(21)	The restricted shares were granted on October 26, 2011 and one-half vested on December 31, 2013 and the remaining one-half will vest on December 31, 2014.

(22)	The restricted shares were granted on January 3, 2012 and vested or will vest in three equal annual installments beginning January 3, 2013.

(23)	The restricted shares were granted on January 2, 2013 and will vest in three equal annual installments beginning January 2, 2014.

(24)	The options were granted on March 6, 2007 and vested in two installments on March 6, 2009 and March 6, 2010.

(25)	The restricted shares were granted on January 3, 2012 and will vest on January 3, 2015.

(26)	The options were granted on July 14, 2008 and vested on July 14, 2012.

PEABODY ENERGY CORPORATION    57

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Option Exercises And Stock Vested In 2013

The following table sets forth detail about stock option exercises during 2013 and stock awards that vested during 2013 for each of the NEOs. The stock awards are comprised of performance unit awards granted in 2011 and restricted stock awards granted in 2007, 2010, 2011 and 2012.

Name	Option Awards		Stock Awards(1)(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Gregory H. Boyce	—	—	51,249	850,225
Glenn L. Kellow	—	—	—	—
Eric Ford	—	—	64,235	1,263,931
Michael C. Crews	—	—	9,557	158,558
Charles F. Meintjes	—	—	8,932	207,808
(1)

Includes the following number of shares of Common Stock delivered in February 2014 in connection with the payout of the performance unit awards granted in 2011 and vested on December 31, 2013: for Mr. Boyce, 51,249; for Mr. Ford, 17,472; for Mr. Crews 9,557; and for Mr. Meintjes 3,334.

(2)

Includes the following number of shares of Common Stock delivered in connection with restrictions lifted from restricted shares that vested during 2013: for Mr. Ford, 46,763 and for Mr. Meintjes, 5,598.

(3)

A detailed explanation of the value realized due to the payout of performance unit awards granted in 2010 is included in the Peabody Relative Performance for Performance Period Ended December 31, 2013 and Resulting Performance Unit Awards to Named Executive Officers table on page 59.

Performance Unit Program

In February 2014, the NEOs received payouts under the terms of performance unit awards granted in 2011 that vested on December 31, 2013. The value realized is shown in the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on (a) our TSR over the three-year performance period beginning January 3, 2011 and ended December 31, 2013, relative to the TSR of the coal comparator group and the S&P 500 Index (excluding financial services companies), and (b) our Return on Capital over the same period. The relative TSR and Return on Capital metrics each had a 50% weighting.

Over the three-year performance period, our TSR of (68.6%) was at the 43rd percentile of the coal comparator group and was at the 1st percentile of the S&P 500 Index (excluding financial services companies).

The payouts reflect our performance against the relative TSR and Return on Capital metrics and our stock price decline during the three-year performance period.

58    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Peabody Relative Performance for Performance Period Ended December 31, 2013 and

Resulting Performance Unit Award Payouts to Named Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2013 to the performance of the coal comparator group and to the performance of the S&P 500 Index (excluding financial services companies), as well as our performance against the Return on Capital metric. Based on our relative performance, the NEOs earned the following awards under the program:

Name	Performance Period	Peabody Percentile Ranking Among Coal Comparator Group—Total Shareholder Return	Peaobdy Ranking Among Coal Comparator Group	Peabody Percentile Ranking Among Index Companies— Total Shareholder Return(1)	Peabody Ranking Among S&P 500 Index Companies (excluding financial services companies)(1)	Percent of Award Earned for Total Shareholder Return	Percent of Award Earned for ROC Targets	Total Payout as a % of Target	Target Award Units (#)	Actual Award Shares (#)(2)	Actual Award Value ($)(3)
Gregory H. Boyce									45,418	51,249	$850,225
Glenn L. Kellow(4)									—	—	—
Eric Ford	2011—2013	42.7%	3 of 5	0.7%	389 of 392	0%	200%	100%	15,484	17,472	$289,860
Michael C. Crews									8,470	9,557	$158,558
Charles F. Meintjes									2,955	3,334	$55,318

(1)	The index is designed to track the performance of companies included in the S&P 500 (excluding financial services companies).

(2)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, February 3, 2014 ($16.59).

(3)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2013 ($18.72).

(4)	Based upon the timing of his hire, Mr. Kellow was not eligible to participate in the plan.

Pension Benefits in 2013

Our Retirement Plan for Salaried Employees, or pension plan, is a “defined benefit” pension plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of affected employees at December 31, 2000. Each of the participants has had his or her pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

A participant’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

PEABODY ENERGY CORPORATION    59

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Listed below is the actuarial present value of the current accumulated pension benefit under qualified and nonqualified plans as of December 31, 2013 for the NEOs. The estimated present value was determined assuming the NEO retires at age 62, the normal retirement age under the plan, using a discount rate of 4.95% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2017 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to an NEO. Such amounts will be known only at the time the NEO becomes eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Gregory H. Boyce(2)	Retirement Plan for Salaried Employees	—	—	—
Glenn L. Kellow(2)	Retirement Plan for Salaried Employees	—	—	—
Eric Ford(2)	Retirement Plan for Salaried Employees	—	—	—
Michael C. Crews(3)	Retirement Plan for Salaried Employees	2.3	19,551	—
Charles F. Meintjes(2)	Retirement Plan for Salaried Employees	—	—	—
(1)	Due to the phase-out of our pension plan as described above, years of credited service are less than years of actual service. The actual years of service number for Mr. Crews is 15.3.

(2)	Messrs. Boyce, Kellow, Ford and Meintjes are not eligible to receive benefits under our pension plan because their employment with us began after the phase-out of the plan.

(3)	Under the terms of the phase-out, Mr. Crews’ pension benefit was frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

60    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Nonqualified Deferred Compensation in 2013

The following table sets forth detail about activity for the NEOs in our excess defined contribution retirement plan and certain amounts payable to Mr. Boyce and Mr. Ford under their employment agreements.

All of the NEOs participate in the nonqualified excess defined contribution retirement plan, which is designed to allow highly compensated and management employees to make contributions in excess of limits that apply to our tax-qualified 401(k) plan. The plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on the 401(k) plan. Investment options under the plan are identical to those under the 401(k) plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Gregory H. Boyce	Excess Defined Contribution Retirement Plan	67,946	99,217	515,944	—	2,307,068
	Employment Agreement (4)	—	—	—	—	800,000
	Deferred Compensation Account (4)	—	—	—	—	1,691,337
Glenn L. Kellow	Excess Defined Contribution Retirement Plan	—	—	—	—	—
Eric Ford	Excess Defined Contribution Retirement Plan	—	—	31,990	—	520,132
	Employment Agreement (4)	—	—	—	—	800,000
Michael C. Crews	Excess Defined Contribution Retirement Plan	30,675	33,050	73,697	—	394,695
Charles F. Meintjes	Excess Defined Contribution Retirement Plan	17,700	30,300	24,127	—	212,005
(1)	The amounts reported in this column are also included in the Summary Compensation Table, in the “Salary” column for 2013.

(2)

A portion of the amounts reported in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column for 2013 and in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table.

(3)	Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for 2013 and for 2011-2012:

Name	2013 Summary Compensation Table ($)	2011-2012 Summary Compensation Tables ($)	Total ($)
Gregory H. Boyce	58,240	207,242	265,482
Glenn L. Kellow	—	—	—
Eric Ford	—	56,108	56,108
Michael C. Crews	20,450	62,375	82,825
Charles F. Meintjes	17,700	29,483	47,183

(4)	The amounts reported for Messrs. Boyce and Ford are discussed under the caption “Employment Agreements” in the Compensation Discussion and Analysis section.

PEABODY ENERGY CORPORATION    61

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon a change in control, pursuant to the terms of their employment agreements and long-term incentive agreements. The amounts shown assume a termination effective as of December 31, 2013, including a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the NEO’s termination. The amount of compensation payable to each NEO upon retirement is not included in the table, as none of the NEOs was eligible for retirement (age 60, with 10 years of service) as of December 31, 2013.

	Cash Severance	Cont’d Benefits & Perquisites	Other Cash Payment	Accelerated Vesting/Earnout of Unvested Equity Compensation(1)	Excise Tax Gross-Up(2)	TOTAL
Gregory H. Boyce
“For Cause” Termination or Voluntary Termination(3)	$—	$—	$—	$—	N/A	$—
Retirement(4)	$—	$—	$1,442,951	$710,189	N/A	$2,153,140
Death or Disability(5)	$—	$—	$3,442,951	$2,427,618	N/A	$5,870,569
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$3,602,093	$17,030	$3,442,951	$1,683,759	N/A	$8,745,834
Involuntary Termination Related to a Change in Control	$3,602,093	$17,030	$3,442,951	$1,683,759	$-	$8,745,834
Glenn L. Kellow
“For Cause” Termination or Voluntary Termination(3)	$—	$—	$—	$—	N/A	$—
Death or Disability(5)	$—	$—	$440,854	$2,505,225	N/A	$2,946,078
Involuntary Termination “Without Cause”(6)	$2,188,314	$22,003	$440,854	$2,284,016	N/A	$4,935,186
Involuntary Termination “For Good Reason”(6)	$2,188,314	$22,003	$440,854	$246,265	N/A	$2,897,436
Involuntary Termination Related to a Change in Control	$2,188,314	$22,003	$440,854	$2,284,016	$-	$4,935,186
Eric Ford
“For Cause” Termination or Voluntary Termination(3)	$—	$—	$—	$—	N/A	$—
Death or Disability(5)	$—	$—	$674,245	$2,586,676	N/A	$3,260,922
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$3,245,506	$—	$674,245	$2,194,658	N/A	$6,114,410
Involuntary Termination Related to a Change in Control	$3,245,506	$—	$674,245	$2,194,658	$-	$6,114,410
Michael C. Crews
“For Cause” Termination or Voluntary Termination(3)	$—	$—	$—	$—	N/A	$—
Death or Disability(5)	$—	$—	$556,614	$1,272,373	N/A	$1,828,987
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$2,472,590	$29,337	$556,614	$1,022,399	N/A	$4,080,939
Involuntary Termination Related to a Change in Control	$2,472,590	$29,337	$556,614	$1,022,399	$-	$4,080,939

62    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION (continued)

	Cash Severance	Cont’d Benefits & Perquisites	Other Cash Payment	Accelerated Vesting/Earnout of Unvested Equity Compensation(1)	Excise Tax Gross-Up(2)	TOTAL
Charles F. Meintjes
“For Cause” Termination or Voluntary Termination(3)	$—	$—	$—	$—	N/A	$—
Death or Disability(5)	$—	$—	$494,837	$1,202,985	N/A	$1,697,822
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$1,082,170	$27,095	$494,837	$961,047	N/A	$2,565,149
Involuntary Termination Related to a Change in Control	$1,082,170	$27,095	$494,837	$961,047	$-	$2,565,149
(1)

Reflects the value the NEO could realize as a result of the accelerated vesting of any unvested stock option awards, based on the spread between the applicable option exercise price and stock price on the last business day of 2013, $19.53. The value realized is not and would not be our liability.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax.

(3)

For all NEOs the compensation payable would include accrued but unused vacation. “For Cause” means, for all NEOs except Mr. Boyce, (1) any material and uncorrected breach by the executive of the terms of his or her employment agreement, including but not limited to engaging in disclosure of secret or confidential information; (2) any willful fraud or dishonesty of the executive involving our property or business; (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing; or (4) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment or, in the case of Mr. Crews and Mr. Meintjes, has a material detrimental effect on our reputation or business. Under Mr. Boyce’s employment agreement, “For Cause” means items (1) through (3) in the foregoing sentence, or (4) his conviction of, or plea of no contest to, any felony if such conviction results in his imprisonment and the act(s) resulting in such conviction and imprisonment would be reasonably expected to result in conviction under U.S., U.K., or Australian law and such conviction is not based solely or primarily on a finding of vicarious liability.

(4)

Mr. Boyce’s compensation payable in the event of retirement would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, and (c) prorated payout of outstanding performance units based on performance to the date of termination.

(5)

For all NEOs compensation payable upon death or disability would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, (c) 100% payout of outstanding performance units based on actual performance to the date of termination, and (d) the value he could realize as a result of the accelerated vesting of any unvested stock option awards. For 2012, the earned but unpaid annual incentive was equal to 100% of the sum of the non-equity incentive plan and bonus compensation, as shown in the Summary Compensation Table, and payout of performance units reflects the values for the 2012 and 2011 performance units based on actual performance as of December 31, 2012. Amounts do not include life insurance payments in the case of death.

(6)

For all NEOs except Mr. Boyce, the compensation payable would include (a) severance payments of two times base salary (one times for Mr. Meintjes), (b) a payment equal to two times the average of the actual annual incentives paid in the three prior years (one times for Mr. Meintjes), (c) a payment equal to two times 6% of base salary to compensate for company contributions the executive otherwise might have received under our retirement plan (two times 9% of base salary for Mr. Ford), (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for two years (18 months for Mr. Meintjes) and (f) prorated payout of outstanding performance units based on performance to the date of termination. Mr. Boyce’s compensation payable would include (a) severance payments of 1.02 times base salary, (b) a payment equal to 1.02 times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to 1.02 times 6% of base salary to compensate for company contributions he otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for 1.02 years, and (f) prorated payout of outstanding performance units based on performance at the end of the performance period.

PEABODY ENERGY CORPORATION    63

2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION

Compensation of non-employee directors for 2013 was comprised of cash compensation, consisting of annual board and committee retainers and equity compensation. Each of these components is described below in more detail. Any director who is also our employee receives no additional compensation for serving as a director.

Annual Board and Committee Retainers

In 2013, each non-employee director received an annual cash retainer of $110,000.

The Chairpersons of the Audit Committee and Compensation Committee each received an additional annual $15,000 cash retainer, and the Chairpersons of the Health, Safety, Security and Environmental Committee and the Nominating and Corporate Governance Committee each received an additional annual $10,000 cash retainer. The Lead Independent Director receives an additional annual $25,000 cash retainer.

Non-employee directors may elect to receive their total annual cash retainer in the form of additional deferred stock units (based on the fair market value of our Common Stock on the date of grant). The additional grant of deferred stock units is subject to the same grant timing, vesting and distribution date elections as the annual equity compensation grant described below.

We pay travel and accommodation expenses of our non-employee directors to attend meetings and other corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on Company business on our aircraft or charter aircraft. Non-employee directors also have the opportunity to participate in our charitable contribution matching gifts program at the same level and guidelines afforded to our full-time employees.

Annual Equity Compensation

In 2013, non-employee directors received annual equity compensation valued at $130,000, awarded in deferred stock units (based on the fair market value of our Common Stock on the date of grant). The deferred stock units fully vest on the first anniversary of the date of grant in monthly vesting installments and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control (as defined in our Long-Term Equity Incentive Plan), any unvested deferred stock units will vest on an accelerated basis. The deferred stock units also provide for accelerated vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age 75 or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

64    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION (continued)

The total 2013 compensation of our non-employee directors is shown in the following table.

Director Compensation for 2013

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
William A. Coley *	125,000	130,000	—	4,990	259,990
William E. James	110,000	130,000	—	5,000	245,000
Robert B. Karn III	110,000	130,000	—	3,200	243,200
M. Frances Keeth(6)	55,000	130,000	—	—	185,000
Henry E. Lentz *	117,500	130,000	—	5,000	252,500
Robert A. Malone * ^	135,417	130,000	—	5,000	270,417
William C. Rusnack *	125,000	130,000	—	5,000	260,000
John F. Turner	110,000	130,000	—	—	240,000
Sandra Van Trease *	117,500	130,000	—	5,000	252,500
Alan H. Washkowitz *	112,500	130,000	—	2,500	245,000
Heather A. Wilson(7)	55,000	65,000	—	5,000	125,000
*	Committee Chair during 2013

^	Lead Independent Director

(1)	Under our compensation program for Directors, annual fees may be taken in the form of deferred stock units. For 2013, no Director elected to do so.

(2)

Amounts in the Stock Awards column represents the grant date fair value of awards granted in 2013 as computed in accordance with FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. We caution that the amount ultimately realized from the deferred stock units will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales.

(3)

As of December 31, 2013, the aggregate number of undistributed deferred stock units for each non-employee director was as follows: Mr. Coley, 15,626; Mr. James, 10,475; Mr. Karn, 15,058; Mr. Lentz, 10,050; Mr. Malone, 8,615; Mr. Rusnack, 10,475; Mr. Turner, 10,475; Ms. Van Trease, 11,968; Mr. Washkowitz, 10,475; and Dr. Wilson, 3,689.

(4)

As of December 31, 2013, the aggregate number of stock options outstanding for each non-employee director was as follows: Mr. Coley, 7,521; Mr. James, 12,046; Mr. Karn, 12,046; Mr. Lentz, 7,521; Mr. Malone, 0; Mr. Rusnack, 7,521; Mr. Turner, 7,413; Ms. Van Trease, 7,521; Mr. Washkowitz, 16,377; and Dr. Wilson, 0. Currently, the annual equity compensation for nonemployee directors does not include a grant of stock options.

(5)

Amounts include (a) charitable contributions in our matching gifts program and (b) the aggregate incremental cost to us of use of our corporate aircraft where a spouse accompanied the non-employee director on our corporate aircraft for Company business purposes. The aggregate incremental cost to us of use of our corporate aircraft was determined on a per flight basis, including the cost of fuel, landing fees, in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred.

(6)	Ms. Keeth retired from the Board effective April 2013.

(7)	Ms. Wilson joined the Board effective August 2013.

Share Ownership Requirements

Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer. Until the specified ownership level is achieved, non-employee directors are required to retain the net after-tax profit shares from restricted stock vesting, deferred stock unit vesting or stock option exercises. Once non-employee directors own shares at the required level they may sell shares in excess of the required level, outside of blackout periods or other restrictions applying to our directors and executive officers.

PEABODY ENERGY CORPORATION    65

2014 NOTICE OF MEETING AND PROXY STATEMENT

DIRECTOR COMPENSATION (continued)

The following table summarizes the ownership of our Common Stock as of December 31, 2013 by each of our current non-employee directors serving on that date.

Name	Ownership Requirements, Relative to Annual Retainer(1)(2)	Ownership Relative to Annual Retainer December 31, 2013(1)
William A. Coley	5x	5.2x
William E. James	5x	6.0x
Robert B. Karn III	5x	5.5x
Henry E. Lentz	5x	4.1x
Robert A. Malone(3)	5x	2.4x
William C. Rusnack	5x	5.5x
John F. Turner	5x	3.7x
Sandra Van Trease	5x	6.1x
Alan H. Washkowitz	5x	3.4x
Heather A. Wilson(3)	5x	0.7x

(1)	Includes deferred stock units. Value is calculated based on the closing market price per share of our Common Stock on December 31, 2013, $19.53.

(2)	Ownership requirements changed from 3X to 5X on January 1, 2011.

(3)	Mr. Malone joined the Board in July 2009, and Dr. Wilson joined the Board in August 2013.

Director Compensation for 2014

No changes were made to the compensation for our non-employee directors in 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, James, Karn and Malone and a former director, M. Frances Keeth, served on the Compensation Committee during 2013. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2013 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

66    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to a written policy adopted by the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Board of Directors Committee Charters” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement.

Mr. Sutherlin was elected to the Board on January 22, 2014. He served as the President and Chief Executive Officer of Joy Global Inc., a mining equipment and services provider, from 2006 to December 2013 and continued as an employee of Joy through January 31, 2014. We purchase mining equipment and services from Joy and its subsidiaries in the ordinary course of our business. Mr. Sutherlin, given his previous position as President and Chief Executive Officer of Joy, may be deemed to have been a related party with an indirect material interest in these transactions. During 2013, we paid Joy and its subsidiaries approximately $81.3 million for mining equipment and services. The Nominating and Corporate Governance Committee reviewed and ratified these transactions under our related persons transactions policy at the time that Mr. Sutherlin was elected to the Board.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 26 and 27.

The Board of Directors recommends that you vote “FOR” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

PEABODY ENERGY CORPORATION    67

2014 NOTICE OF MEETING AND PROXY STATEMENT

ADVISORY RESOLUTION TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

(ITEM 3)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

As described in detail under the heading “Compensation Discussion and Analysis,” the objectives of our executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. The program is designed with a focus on safety, financial and operating performance while also recognizing the individual and team performance of each NEO in achieving our business objectives. Please read the “Proxy Statement Summary” and the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2013 compensation of our NEOs.

In 2013, the Compensation Committee commissioned a pay-for-performance compensation analysis by its independent compensation consultant to determine whether our executive compensation program is appropriate, aligning to pay-for-performance and linking officer activities and performance with shareholder interests. The analysis indicated that our 2013 executive compensation program aligned well with our compensation philosophy and our performance.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore not binding on us, the Board of Directors or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders and will consider their concerns, if any, and evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote “FOR” Item 3, the approval, on a nonbinding basis, of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

68    PEABODY ENERGY CORPORATION

2014 NOTICE OF MEETING AND PROXY STATEMENT

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 25, 2014, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2015 Annual Meeting without having your proposal included in next year’s proxy statement:

➢

You must notify the Corporate Secretary in writing at our principal executive offices between January 8, 2015 and February 7, 2015; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from May 8, 2015, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the later of the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

➢

Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of the rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by telephoning (314) 342-3400.

PEABODY ENERGY CORPORATION    69

2014 NOTICE OF MEETING AND PROXY STATEMENT

ADDITIONAL INFORMATION (continued)

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page 26 and the Report of the Compensation Committee on page 51 shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Phoenix Advisory Partners to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Phoenix Advisory Partners. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013 as filed with the Securities and Exchange Commission. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101-1826; telephone (314) 342-3400.

By Order of the Board of Directors,

ALEXANDER C. SCHOCH

Executive Vice President Law, Chief Legal

Officer and Secretary

70    PEABODY ENERGY CORPORATION

PEABODY ENERGY CORPORATION 701 MARKET STREET ST. LOUIS, MO 63101-1826 ATTN: KEN WAGNER

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2014 (May 5 for Peabody 401(k) participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2014 (May 5 for Peabody 401(k) participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70320-P45791             KEEP THIS PORTION FOR YOUR  RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEABODY ENERGY CORPORATION The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐
1.	Election of Directors
Nominees:
	01) Gregory H. Boyce	07) William C. Rusnack
	02) William A. Coley	08) Michael W. Sutherlin
	03) William E. James	09) John F. Turner
	04) Robert B. Karn III	10) Sandra A. Van Trease
	05) Henry E. Lentz	11) Alan H. Washkowitz
	06) Robert A. Malone	12) Heather A. Wilson
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Ratification of appointment of Independent Registered Public Accounting Firm.						☐	☐	☐
3.	Advisory resolution to approve named executive officer compensation.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

If you plan to attend the 2014 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting, together with a valid picture identification such as a driver’s license or passport. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 14, 2014, the record date for the Annual Meeting. When you arrive at the Annual Meeting site, please submit this card and your picture identification to one of the attendants at the registration desk.

If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a valid picture identification at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a recent account statement or a confirmation of beneficial ownership from your broker) and a valid picture identification before being admitted to the meeting.

PEABODY ENERGY CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 8, 2014, 10:00 A.M. The

Ritz-Carlton, St. Louis

100 Carondelet Plaza

Clayton, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M70321-P45791

PROXY

PEABODY ENERGY CORPORATION

Annual Meeting of Shareholders to be held on May 8, 2014

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Henry E. Lentz, Alexander C. Schoch and Kenneth L. Wagner, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on May 8, 2014 at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri at 10:00 A.M., and at any adjournments or postponements thereof.

If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments or postponements thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan. If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans) the telephone and Internet voting turns off at 11:59 p.m. ET on May 5, 2014.

The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve, FOR ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2014 (Item 2), and FOR the advisory resolution to approve named executive officer compensation (Item 3). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side